METRIS RECEIVABLES, INC.,

                                   Transferor

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION,

                                    Servicer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                     Trustee



                          on behalf of Securityholders

                           of the Metris Master Trust



                           SECOND AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

                          Dated as of January 22, 2002

                             SCHEDULES AND EXHIBITS



Schedule 1           Account Schedule

Schedule 2           Tax Returns and Payments

Exhibit A            Form of Exchangeable Transferor Security

Exhibit B            Form of Daily Report

Exhibit C            Form of Settlement Statement

Exhibit D            Form of Annual Servicer's Certificate

Exhibit E            Form of Annual Opinion of Counsel

Exhibit F            Form of Reconveyance

Exhibit G            Form of Agreed-Upon Procedures

Exhibit H            Form of Assignment of Receivables in Supplemental Accounts

Exhibit I            Form of Opinion of Counsel Regarding Supplemental Accounts

Exhibit J            Form of Reassignment of Receivables in Removed Accounts




                  SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of January 22, 2002 (the "Pooling and Servicing Agreement") by and among METRIS RECEIVABLES, INC., a corporation organized and existing under the laws of the State of Delaware, as Transferor (the "Transferor"), DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking organization organized and existing under the laws of the United States of America, as Servicer (the "Servicer"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

                  WHEREAS, the Transferor, the Servicer, and The Bank of New York (Delaware), as trustee (the "Prior Trustee"), entered into an Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998 (as amended and supplemented to the date hereof, the "Previous Pooling and Servicing Agreement");

                  WHEREAS the Transferor, the Servicer, the Prior Trustee and the Trustee have entered into that certain Agreement of Resignation, Appointment and Acceptance, dated as of December 11, 2000, pursuant to which the Trustee assumed all of the rights and obligations of the Prior Trustee under the terms of the Previous Pooling and Servicing Agreement;

                  WHEREAS, the Transferor, the Servicer and the Trustee desire to amend and restate the Previous Pooling and Servicing Agreement in accordance with the provisions of subsection 13.1(a) of the Previous Pooling and Servicing Agreement to read in its entirety as set forth below;

                  NOW, THEREFORE, pursuant to subsection 13.1(a) of the Previous Pooling and Servicing Agreement, the parties hereto hereby agree that effective on and as of the date hereof, the Pooling and Servicing Agreement is hereby amended to read in its entirety as follows:

                  In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the
Securityholders:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                  "Account" shall mean each revolving credit consumer credit card account established pursuant to a Contract between a Credit Card Originator and any Person, which is identified on an Account Schedule delivered by the Transferor to the Trustee on or after the Amendment Cut-Off Date and which on the Initial Closing Date was an Eligible Account or, with respect to accounts designated for the Trust after the Initial Closing Date, is an Additional Account or Supplemental Account. The definition of "Account" shall include each Transferred Account but shall not include any Accounts containing only Ineligible Receivables that are reassigned to the Transferor pursuant to Section
2.4. The term "Account" shall refer to an Additional Account or Supplemental Account only from and after the Addition Date with respect thereto, and the term "Account" shall refer to any Removed Account only prior to the Removal Date with respect thereto.

                  "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number and setting forth, with respect to each Account, the aggregate amount of Principal Receivables outstanding in such Account and, except in the case of clause (a), the aggregate amount outstanding in such Account (a) on the Amendment Cut-Off Date (for the Account Schedule delivered on or prior to the Amendment Closing Date), (b) on or prior to the Determination Date immediately succeeding the related Monthly Period (for any Account Schedule relating to Additional Accounts designated after the Amendment Closing Date) and (c) on the Addition Cut-Off Date (for any Account Schedule relating to Supplemental Accounts designated after the Amendment Closing Date).

                  "Addition Cut-Off Date" shall mean (a) for Supplemental Accounts, the date specified in the related Assignment, and (b) for Additional Accounts, the later of the dates on which such Additional Accounts are originated or designated pursuant to subsection 2.6(a).

                  "Addition Date" shall mean (a) for Supplemental Accounts, the date from and after which such Supplemental Accounts are to be included as Accounts pursuant to subsections 2.6(c) or (d), and (b) for Additional Accounts, the later of the dates on which such Additional Accounts are originated or designated pursuant to subsection 2.6(a).

                  "Additional Account" shall mean, each revolving credit consumer credit card account established pursuant to a Contract between a Credit Card Originator and any Person, which account comes into existence after the Initial Closing Date, is an Approved Account, is designated pursuant to subsection 2.6(a) to be included as an Additional Account, and is identified on or after the Amendment Cut-Off Date on the Account Schedule delivered to the Trustee by the Transferor.

                  "Adjustment Payment" shall have the meaning specified in subsection 3.8(a).

                  "Affiliate" shall mean, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

                  "Aggregate Invested Amount" shall mean, as of any date of determination, the sum of the Invested Amounts of all Series of Securities issued and outstanding on such date of determination.

                  "Aggregate Investor Percentage" with respect to each of Principal Collections, Finance Charge Collections and Defaulted Receivables, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Securities issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

                  "Aggregate Principal Receivables" shall mean, for any day, the aggregate amount of Principal Receivables at the end of such day.

                  "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

                  "Amendment Closing Date" shall mean January 22, 2002.

                  "Amendment Cut-Off Date" shall mean October 18, 2001, but in the case of Accounts designated in Assignment No. 40 supplementing this Agreement, November 1, 2001.

                  "Amortization Period" shall mean, with respect to any Series, the period following the Revolving Period for such Series, which shall be the Amortization Period, the Early Amortization Period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

                  "Amortization Period Commencement Date" shall mean with respect to any Series, the date on which the Amortization Period commences with respect thereto as set forth in the related Supplement.

                  "Applicable Tax State" shall mean, as of any date of determination, each state as to which any of the following is then applicable:
(a) a state in which the Trustee maintains its principal corporate trust office,
(b) a state in which the Transferor maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collection operations which are not limited to ministerial activities and which relate to a material portion of the Receivables.

                  "Applicants" shall have the meaning specified in Section 6.7.

                  "Appointment Day" shall have the meaning specified in subsection 9.2(a).

                  "Approved Account" shall mean (i) each Eligible Account that is a MasterCard or VISA account or (ii) any other revolving credit consumer credit card account the inclusion in the Trust of which would not cause a Ratings Event.

                  "Assignment" shall have the meaning specified in subsection 2.6(e).

                  "Authentication Agent" shall have the meaning specified in
Section 6.8.

                  "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                  "Automatic Addition Suspension Date" shall mean the Business Day specified as such pursuant to subsection 2.6(b).

                  "Automatic Addition Termination Date" shall mean the Business Day specified as such pursuant to subsection 2.6(b).

                  "Bank Receivables Purchase Agreement" shall mean the Second Amended and Restated Bank Receivables Purchase Agreement dated as of January 22, 2002 by and between Metris, as purchaser, and DMCCB, as seller, as amended from time to time.

                  "Base Rate" shall mean, with respect to any outstanding Series, the amount which the related Supplement specifies as the "Base Rate".

                  "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations of the Internal Revenue Service.

                  "Bearer Securities" shall have the meaning specified in
Section 6.1.

                  "Benefit Plan" shall mean (i) an employee benefit plan (as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan").

                  "Book-Entry Securities" shall mean Investor Securities that are registered in the name of the Clearing Agency or a Foreign Clearing Agency, ownership and transfers of which shall be made through book entries by such Clearing Agency or Foreign Clearing Agency, as described in Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Securities are to be issued to the Security Owners, such securities shall no longer be "Book-Entry Securities."

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Minnesota, Arizona, Oklahoma or Delaware (or, with respect to any Series, any additional city or state specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

                  "Cash Equivalents" shall mean, unless otherwise provided in the Supplement with respect to any Series, (a) (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) bankers acceptances issued by any depositary institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c)
(x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents,
(ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which the Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's;
(d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the United States Bankruptcy Code, provided, however, that (A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any agency or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC"), provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper rating of such entity or institution in subsections
(i) and (ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Securities. "Cash Equivalents" shall not at any time include obligations of DMCCB, Metris, or any of their Affiliates.

                  "Class" shall mean, with respect to any Series, any one of the classes of Securities of that Series as specified in the related Supplement.

                  "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

                  "Clearstream" shall mean Clearstream Banking, societe anonyme.

                  "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Securities, as specified in the related Supplement.

                  "Collateral" shall have the meaning specified in subsection 2.4(f).

                  "Collection Account" shall have the meaning specified in subsection 4.2(a).

                  "Collections" shall mean all payments received by the Servicer in respect of the Receivables in the form of cash, checks or any other form of payment in accordance with the Contract in effect from time to time on any Receivables, including insurance proceeds allocable to the Receivables.

                  "Contract" shall mean an agreement between a Credit Card Originator and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a written contract, invoice, or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).

                  "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, St. Paul, Minnesota 55101.

                  "Coupon" shall have the meaning specified in Section 6.1.

                  "Credit and Collection Policy" shall mean the written policies and procedures of the applicable Credit Card Originator (i) relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (ii) relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time.

                  "Credit Card Originator" shall mean (i) DMCCB and its successors or assigns under the Bank Receivables Purchase Agreement and/or any transferee of the Accounts from DMCCB or (ii) any other originator of revolving credit consumer credit card accounts which transfers Receivables directly or indirectly to the Transferor and which has been identified in a prior written notice to each Rating Agency.

                  "Daily Report" shall mean a report in the form specified in subsection 1.2(e) as may be supplemented pursuant to any Supplement.

                  "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded according to the Servicer's computer master file of revolving credit accounts (without regard to the effective date of such recordation).

                  "Debtor Relief Laws" shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of national banks.

                  "Default Amount" shall mean, (i) on any Business Day other than the Default Recognition Date, the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts on such Business Day and (ii) on any Default Recognition Date the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts during the then current Monthly Period (other than such Accounts which were included in clause (i)).

                  "Default Recognition Date" shall mean the last day of each calendar month; provided, however that with respect to any Monthly Period the "related Default Recognition Date" shall mean the Default Recognition Date occurring closest to the last day of such Monthly Period and any amounts allocated or applied on such Default Recognition Date shall be deemed to apply to the related Monthly Period.

                  "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of revolving credit accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

                  "Defeasance Account" shall have the meaning specified in the applicable Supplement.

                  "Definitive Security" shall have the meaning specified in
Section 6.10.

                  "Depositary" shall have the meaning specified in Section 6.10.

                  "Depositary Agreement" shall mean, with respect to each Series, the agreement among the Transferor, the Trustee and the applicable Clearing Agency, or as otherwise provided in the related Supplement.

                  "Determination Date" shall mean the second Business Day prior to each Distribution Date.

                  "Discount Option Receivables" shall mean, on and after the date on which the Transferor's exercise of its discount option pursuant to
Section 2.8 takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated prior to such date, shall be zero) plus (b) any New Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivables Collections received on such Date of Processing.

                  "Discount Option Receivable Collections" shall mean on any Date of Processing, on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Date of Processing, (b) Collections of Principal Receivables and Discount Option Receivables received on such Date of Processing and (c) a fraction the numerator of which is the aggregate amount of Principal Receivables arising on each Date of Processing falling on or after the date on which the Transferor exercises its discount option and the denominator of which is the Aggregate Principal Receivables on such Date of Processing.

                  "Discount Percentage" shall mean the fixed percentage, if any, designated by the Transferor pursuant to Section 2.8.

                  "Disposition" shall have the meaning specified in Section 9.2(a).

                  "Distribution Account" shall have the meaning specified in subsection 4.2(c).

                  "Distribution Date" shall mean, unless otherwise specified in any Supplement for the related Series, the twentieth day of each month or, if such twentieth day is not a Business Day, the next succeeding Business Day.

                  "DMCCB" shall mean Direct Merchants Credit Card Bank, National Association, a national banking organization organized and existing under the laws of the United States of America.

                  "Dollars", "$" or "U.S. $" shall mean United States dollars.

                  "Eligible Account" shall mean, on the Initial Closing Date (or, with respect to Additional Accounts and Supplemental Accounts, on the related Addition Cut-Off Date), a revolving credit consumer credit card account owned by a Credit Card Originator:

                  (a)      which is payable in Dollars;

                  (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address;

                  (c) which has not been identified by the applicable Credit Card Originator in its computer master file as stolen or lost;

                  (d) which is not sold or pledged to any other party and which does not have Receivables which are sold or pledged to any other party; and

                  (e) the Receivables in which the applicable Credit Card Originator has not charged off (or required to be charged off) in its customary and usual manner for charging off Receivables in such Accounts.

                  "Eligible Receivable" shall mean a Receivable that satisfies each of the following criteria: (a) it arises under an Eligible Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account" or a "payment intangible" as defined in Article 9 of the UCC as then in effect in the Relevant UCC State, (d) it is the legal, valid, and binding obligation of, or is guaranteed by, a Person who is competent to enter into a Contract and incur debt and is enforceable against such Person in accordance with its terms, (e) it was created or acquired by the Credit Card Originator in compliance, in all material respects, with all Requirements of Law applicable to the Credit Card Originator and pursuant to a Contract that complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (f) all material consents, licenses, or authorizations of, or registrations with, any Governmental Authority required to be obtained or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract by the Credit Card Originator have been duly obtained or given and are in full force and effect and (g) immediately prior to giving effect to the sale hereunder, the Transferor has good and marketable title free and clear of all Liens and security interests arising under or through the Transferor (other than Permitted Liens).

                  "Enhancement" shall mean, with respect to any Series, any cash collateral account, cash collateral guaranty, guaranty, collateral invested amount, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap, interest rate swap, currency swap, subordination of the rights of one Class or one Series to another, or any other contract, agreement or arrangement for the benefit of the Securityholders of such Series (or Securityholders of any Class within such Series) as designated in the applicable Supplement.

                  "Enhancement Provider" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Euroclear Operator" shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System.

                  "Excess Funding Account" shall have the meaning specified in subsection 4.2(d).

                  "Exchangeable Transferor Security" shall mean, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form pursuant to Section 6.1, a certificate executed and delivered by the Transferor and authenticated by the Trustee substantially in the form of Exhibit A; provided, that at any time there shall be only one Transferor Certificate; provided further, that in any Supplement, "Exchangeable Transferor Certificate" shall mean either a certificate executed and delivered by the Transferor and authenticated by the Trustee substantially in the form of Exhibit A or the uncertificated interest in the Transferor Interest.

                  "Extended Trust Termination Date" shall have the meaning specified in subsection 12.1(a).

                  "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

                  "Finance Charge Collections" shall mean, with respect to any Business Day, the sum of (x) Collections received by the Servicer with respect to Finance Charge Receivables on such Business Day, plus (y) Recoveries, plus
(z) investment earnings on amounts credited to the Excess Funding Account.

                  "Finance Charge Receivables" shall mean the sum of (y) all Receivables evidencing amounts billed from time to time to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) overlimit fees, (iii) late charges, (iv) returned check fees, (v) annual membership fees and annual service charges, if any, (vi) transaction charges, (vii) cash advance fees,
(viii) fees and charges relating to debt waiver programs administered by a Credit Card Originator and (ix) other similar fees and charges that are designated as Finance Charge Receivables, plus (z) Discount Option Receivables, if any.

                  "Foreign Clearing Agency" shall mean Clearstream and the Euroclear Operator.

                  "Global Security" shall have the meaning specified in Section 6.13.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Holder" or "Securityholder" shall mean the Person in whose name a Security is registered in the Security Register, and if applicable, the holder of any Bearer Security or Coupon, as the case may be.

                  "Holder of the Exchangeable Transferor Security" shall mean the Holder of the Exchangeable Transferor Security or the Holder of any uncertificated interest in the Transferor Interest.

                  "Ineligible Receivable" shall have the meaning specified in subsection 2.4(d).

                  "Initial Closing Date" shall mean May 30, 1995.

                  "Initial Invested Amount" shall mean, with respect to any Series of Securities, the amount stated in the related Supplement or, if not stated therein, the initial Invested Amount.

                  "Insolvency Event" shall have the meaning specified in subsection 9.2(a).

                  "Interest Funding Account" shall have the meaning specified in subsection 4.2(b).

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Invested Amount" shall have, with respect to any Series of Securities, the meaning stated in the related Supplement.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                  "Investor Account" shall mean each of any Interest Funding Account, any Principal Account, the Excess Funding Account, any Distribution Account and any Series Account.

                  "Investor Percentage" shall mean, with respect to Principal Collections, Finance Charge Collections and Receivables in Defaulted Accounts, and with respect to any Series of Securities, the percentage specified in the related Supplement.

                  "Investor Security" shall mean any one of the securities (including, without limitation, the Bearer Securities or the Registered Securities) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor security or variable funding security attached to the related Supplement.

                  "Investor Securityholder" shall mean the Holder of an Investor Security.

                  "Lien" shall mean any lien, security interest or other encumbrance; provided, however, that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

                  "Metris" shall mean Metris Companies Inc., a corporation organized and existing under the laws of the State of Delaware.

                  "Minimum Aggregate Principal Receivables" shall mean, as of any date of determination, the sum of the numerators used in the calculation of the Investor Percentages for Principal Collections for all outstanding Series on such date of determination.

                  "Minimum Retained Interest" shall mean the product of the weighted average Minimum Retained Percentages for all Series and the sum of the outstanding principal amounts of all Classes of all Series.

                  "Minimum Retained Percentage" shall mean, for any Series, the Minimum Retained Percentage specified in the Supplement for that Series.

                  "Minimum Transferor Interest" shall mean, as of any date of determination, the product of (i) the sum of (a) the aggregate Principal Receivables and (b) the amounts on deposit in the Excess Funding Account and
(ii) the Minimum Transferor Percentage.

                  "Minimum Transferor Percentage" shall mean the highest Minimum Transferor Percentage specified in any Supplement.

                  "Monthly Period" shall mean, unless otherwise defined with respect to a Series in the related Supplement, the period from and including the first day of each calendar month of the Transferor to and including the last day of such calendar month.

                  "Monthly Servicing Fee" shall mean the Servicing Fee payable to the Servicer with respect to a Monthly Period.

                  "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

                  "MRI" shall mean Metris Receivables, Inc., a Delaware corporation.

                  "New Discount Option Receivables" shall mean, on any Date of Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the product of the amount of any Principal Receivables created on such Date of Processing (without reducing the amount of Principal Receivables by the amount of Financial Charge Receivables which are Discount Option Receivables) and the Discount Percentage.

                  "New Issuance" shall mean either of the procedures described in subsection 6.9(b).

                  "New Issuance Date" shall have the meaning, with respect to any Series issued pursuant to a New Issuance, specified in subsection 6.9(b).

                  "New Issuance Notice" shall have the meaning, with respect to any Series issued pursuant to a New Issuance, specified in subsection 6.9(b).

                  "Obligor" shall mean a Person obligated to make payments with respect to a Receivable arising under an Account pursuant to a Contract.

                  "Officer's Certificate" shall mean a certificate signed by any Vice President, Treasurer, Assistant Treasurer or more senior officer of the Transferor or Servicer, as applicable, and delivered to the Trustee.

                  "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee.

                  "Pay Out Commencement Date" shall mean, with respect to each Series, the date on which (a) a Trust Pay Out Event is deemed to occur pursuant to Section 9.1 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

                  "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

                  "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.6 and shall initially be the Trustee.

                  "Periodic Finance Charges" shall have, with respect to any Account, the meaning specified in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.

                  "Permitted Activities" shall mean the primary activities of the Trust, which are:

                  (a) holding Receivables transferred from the Transferor and the other assets of the Trust, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferor, its Affiliates or its agents;

                  (b) issuing Securities and other interests in the Trust Property;

                  (c) receiving Collections and making payments on such Securities and interests in accordance with the terms of the Pooling and Servicing Agreement and any Supplement; and

                  (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

                  "Permitted Lien" shall mean with respect to the Receivables:
(i) Liens in favor of the Transferor created pursuant to the Purchase Agreement assigned to the Trustee pursuant to this Agreement; (ii) Liens in favor of the Trustee pursuant to this Agreement; and (iii) Liens that secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either
(a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

                  "Person" shall mean any person or entity, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

                  "Pool Factor" shall mean, as of any Record Date, a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Distribution
Date) to the applicable Initial Invested Amount unless otherwise specified with respect to a Series in the related Supplement.

                  "Pooling and Servicing Agreement" shall have the meaning assigned in the preamble hereto.

                  "Portfolio Yield" shall mean, with respect to any Monthly Period and any outstanding Series, the amount which the related Supplement specifies as the "Portfolio Yield" for such Monthly Period.

                  "Principal Account" shall have the meaning specified in subsection 4.2(b).

                  "Principal Collections" shall mean, with respect to any Business Day, the Collections received with respect to each Principal Receivable on such Business Day.

                  "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables (including Discount Option Receivables) or Receivables in Defaulted Accounts. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

                  "Principal Shortfalls" shall mean, with respect to any Business Day and any outstanding Series, the amount which the related Supplement specifies as the "Principal Shortfall" for such Business Day.

                  "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to a New Issuance, specified in subsection 6.9(c).

                  "Prospective Pay Out Event" shall have the meaning specified in subsection 2.3(m).

                  "Publication Date" shall have the meaning specified in subsection 9.2(a).

                  "Purchase Agreement" shall mean the Second Amended and Restated Purchase Agreement dated as of January 22, 2002, between the Transferor, as buyer of receivables, and Metris, as seller of receivables, as amended from time to time.

                  "Qualified Institution" shall have the meaning specified in subsection 4.2(a).

                  "Rating Agency" shall mean, with respect to each Series, the rating agency or agencies, if any, specified in the related Supplement.

                  "Ratings Event" shall mean, with respect to any Class of any outstanding Series rated by a Rating Agency, a reduction or withdrawal of the rating of any such Class by a Rating Agency.

                  "Reassignment Date" shall have the meaning specified in subsection 2.4(e).

                  "Receivable" shall mean all of the indebtedness of any Obligor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligor with respect thereto, but only to the extent that such amounts payable have been conveyed to the Transferor pursuant to the Purchase Agreement. Each Receivable includes, without limitation, all rights of the Transferor under the applicable Contract. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

                  "Record Date" shall mean, with respect to any Distribution Date, unless otherwise specified in the applicable Supplement, the Business Day preceding such Distribution Date, except that, with respect to any Definitive Securities, Record Date shall mean the fifth day of the then current Monthly Period.

                  "Recoveries" shall mean all Recoveries as defined in the Purchase Agreement that are paid to the Transferor as provided in the Purchase Agreement.

                  "Registered Securities" shall have the meaning specified in
Section 6.1.

                  "Related Person" shall mean a Person that is an Affiliate of Metris, any Investor Securityholder, any Enhancement Provider, or any Person whose status would violate the conditions for a trustee contained in Section
(4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.

                  "Relevant UCC State" shall mean the State of Delaware and each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee established under this Agreement.

                  "Removal Date" shall have the meaning specified in subsection 2.7(b).

                  "Removal Notice Date" shall mean the day, no later than the fifth Business Day prior to a Removal Date, on which the Transferor gives notice to the Trustee pursuant to Section 2.7(a) of its intention to remove Accounts from the Trust.

                  "Removed Accounts" shall have the meaning specified in subsection 2.7(a).

                  "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                  "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including the President, any Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and who shall have direct responsibility for the administration of this Agreement.

                  "Restart Date" shall mean the date specified in the notice delivered by the Transferor to the Trustee pursuant to subsection 2.6(b).

                  "Retained Interest" shall mean, on any date of determination, the sum of the Transferor Interest and the Invested Amount represented by any Transferor Retained Security.

                  "Retained Percentage" shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).

                  "Revolving Period" shall have, with respect to each Series, the meaning specified in the related Supplement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Security" shall mean any one of the Investor Securities of any Series or the Exchangeable Transferor Security, if applicable.

                  "Security Interest" shall mean interest payable in respect of the Investor Securities of any Series pursuant to Article IV of the Agreement as supplemented by the Supplement for such Series.

                  "Security Owner" shall mean, with respect to a Book-Entry Security, the Person who is the owner of an interest in such Book-Entry Security, as may be reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "Security Principal" shall mean principal payable in respect of the Investor Securities of any Series pursuant to Article IV of this Agreement.

                  "Security Rate" shall mean, with respect to any Series of Securities (or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

                  "Security Register" shall mean the register maintained pursuant to Section 6.3, providing for the registration of the Securities and transfers and exchanges thereof.

                  "Securityholder" or "Holder" shall mean the Person in whose name a Security is registered in the Security Register and, if applicable, the holder of any Bearer Security or Coupon, as the case may be and, if used with respect to the Transferor Interest, a Person in whose name the Exchangeable Transferor Security is registered in the Security Register or a Person in whose name ownership of the uncertificated interest in the Transferor Interest is recorded in the books and records of the Trustee.

                  "Series" shall mean any series of Investor Securities issued by the Trust pursuant to a Supplement, which may include within any such Series a Class or Classes of Investor Securities subordinate to another such Class or Classes of Investor Securities.

                  "Series Account" shall mean any account or accounts established pursuant to a Supplement for the benefit of the related Series.

                  "Series Charge Off" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

                  "Series Default Amount" shall have, with respect to any Series of Securities, the meaning stated in the related Supplement.

                  "Series Pay Out Event" shall have, with respect to any Series, the meaning specified in the related Supplement.

                  "Series Percentage" shall mean with respect to any Series, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount of such Series and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

                  "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified as such in the related Supplement.

                  "Series Termination Date" shall mean, with respect to any Series of Securities, the date stated as such in the related Supplement.

                  "Servicer" shall mean DMCCB in its capacity as Servicer of the Receivables or any Person appointed as Successor Servicer as herein provided to service the Receivables.

                  "Servicer Default" shall have the meaning specified in Section 10.1.

                  "Servicing Fee" shall have the meaning specified in Section
3.2.

                  "Settlement Statement" shall mean a report in the form specified in subsection 1.2(e) as may be supplemented pursuant to any Supplement.

                  "Shared Principal Collections" shall mean, with respect to any Business Day, the aggregate amount of Principal Collections for all outstanding Series that the related Supplements specify are to be treated as "Shared Principal Collections" available to be allocated to other Series for such Business Day.

                  "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, or its successor.

                  "Successor Servicer" shall have the meaning specified in subsection 10.2(a).

                  "Supplement" shall mean, with respect to any outstanding Series, a supplement to this Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of Securities of such Series.

                  "Supplemental Accounts" shall mean each revolving credit consumer credit card account established pursuant to a Contract between a Credit Card Originator and any Person, which account is designated pursuant to subsection 2.6(c) or (d) to be included as a Supplemental Account and is identified on or after the Amendment Cut-Off Date on the Account Schedule delivered to the Trustee by the Transferor.

                  "Supplemental Security" shall have the meaning specified in subsection 6.9(d).

                  "Termination Notice" shall have, with respect to any Series, the meaning specified in Section 10.1.

                  "Transfer" shall mean transfer, sell, exchange, pledge, hypothecate, participate, assign or otherwise dispose, in whole or in part.

                  "Transfer Agent and Registrar" shall have the meaning specified in Section 6.3(a) and shall initially be U.S. Bank National Association.

                  "Transfer Date" shall mean, with respect to any Series, the Business Day immediately prior to each Distribution Date.

                  "Transferor" shall mean Metris Receivables, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

                  "Transferor Interest" shall mean, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts) at the end of such immediately preceding day, minus the Aggregate Invested Amount at the end of such immediately preceding day.

                  "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Collections, Finance Charge Collections and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Collections and Receivables, as applicable.

                  "Transferor Retained Class" shall mean any Class of Investor Securities of any Series which the Transferor retained pursuant to the terms of any Supplement.

                  "Transferor Retained Securities" shall mean Investor Securities of any Series which the Transferor is required to retain pursuant to the terms of any Supplement.

                  "Transferred Account" shall mean an Account with respect to which a new credit account number has been issued by the applicable Credit Card Originator under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy; provided that such Account can be traced or identified by reference to or by way of the Account Schedule.

                  "Trigger Event" shall have the meaning specified in subsection 9.2(a).

                  "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Trust Property.

                  "Trust Extension" shall have the meaning specified in subsection 12.1(a).

                  "Trust Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.1.

                  "Trust Property" shall have the meaning specified in Section 2.1.

                  "Trust Termination Date" shall mean the earliest to occur of
(i) unless a Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Securityholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Invested Amount plus interest accrued at the applicable Security Rate through the end of the day prior to the Distribution Date with respect to each such Series and certain other amounts as may be specified in any Series Supplement, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) the date specified in subsection 12.1(a).

                  "Trustee" shall mean U.S. Bank National Association, a national banking association, and its successors and any Person resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

                  "Undivided Interest" shall mean the undivided interest in the Trust evidenced by an Investor Security.

                  "Variable Funding Securities" shall mean a Series of Investor Securities, issued pursuant to Section 6.9 and a Variable Funding Supplement, in one or more Classes.

                  "Variable Funding Supplement" shall mean a Supplement executed in connection with the issuance of Variable Funding Securities.

Section 1.2       Other Definitional Provisions.

(a) All terms defined in any Supplement or this Agreement shall have the meanings ascribed to them herein when used in any security, certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used herein and in any security, certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

(c) The agreements, representations and warranties of DMCCB in this Agreement and in any Supplement in its capacity as Servicer and of MRI in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of DMCCB and MRI solely in each such capacity for so long as either of them acts in each such capacity under this Agreement.

(d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

                  The Daily Report and Settlement Statement shall be in substantially the forms of Exhibits B and C, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by this Agreement or any Supplement and each such change shall be reasonably acceptable to the Transferor and the Trustee. The Servicer shall, upon making such determination and receiving the consent of the Transferor and the Trustee to such change, deliver to the Trustee, the Transferor and each Rating Agency an Officer's Certificate of the Servicer to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

                               [End of Article I]

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                             ISSUANCE OF SECURITIES

Section 2.1 Conveyance of Receivables. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trustee, without recourse, all of its right, title and interest in, to and under (i) in the case of Receivables arising in the Accounts designated on the Initial Closing Date (including Transferred Accounts related to such Accounts), the Receivables existing at the close of business on the Initial Closing Date and thereafter created from time to time in such Accounts until the termination of the Trust, (ii) in the case of Receivables arising in the Additional Accounts and the Supplemental Accounts (including Transferred Accounts related to such Additional Accounts and Supplemental Accounts), the Receivables existing at the close of business on the applicable Addition Cut-Off Date and thereafter created from time to time in such Accounts until the termination of the Trust, (iii) all monies and investments due or to become due with respect to all of the foregoing (including, without limitation, the right to any Finance Charge Receivables, any Collections, and any Recoveries), (iv) all proceeds of all of the foregoing, (v) the Purchase Agreement and (vi) the Bank Receivables Purchase Agreement to the extent that it relates to all of the foregoing. Such property, together with all monies and investments on deposit, from time to time, in the Collection Account, the Excess Funding Account, the Series Accounts maintained for the benefit of the Securityholders of any Series of Securities, any Enhancement and all monies available under any Enhancement, to be provided for any Series for payment to the Securityholders of such Series, shall constitute the assets of the Trust (collectively, the "Trust Property"). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Securityholder of any obligation of the Transferor, the Servicer, the applicable Credit Card Originator or any other Person in connection with the Accounts or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International Incorporated or insurers, or in connection with the Purchase Agreement or the Bank Receivables Purchase Agreement.

                  In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, one or more financing statements (including any continuation statements and other amendments with respect to such financing statements when applicable) with respect to the Receivables meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver file-stamped copies of such financing statements and continuation statements (and other amendments) or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone or facsimile confirmation of such filing) to the Trustee on or prior to the date of issuance of the Securities, and in the case of any continuation statements and other amendments filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

                  The Transferor further agrees, at its own expense, (i) on or prior to (A) the Initial Closing Date, in the case of the Accounts designated on the Initial Closing Date, and (B) the applicable Addition Date, in the case of Additional Accounts and Supplemental Accounts, to indicate in its books and records (including the appropriate computer files) that Receivables created in connection with the Accounts (other than Removed Accounts) and the related Trust Property have been conveyed to the Trustee pursuant to this Agreement, including by identifying such Accounts in its master file maintained in its computer files with the designation portfolio ID 0001 and (ii) on or prior to (A) the Amendment Closing Date, in the case of the Accounts existing on the Amendment Closing Date, and (B) the applicable Addition Date, in the case of Additional Accounts and Supplemental Accounts, to deliver to the Trustee an Account Schedule (provided that such Account Schedule shall be provided in respect of Additional Accounts on or prior to the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur). Each Account Schedule, as supplemented from time to time, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the books and records (including the appropriate computer files) referenced in clause (i) of this paragraph have been indicated with respect to any Account, the Transferor further agrees not to alter such indication during the remaining term of this Agreement, other than pursuant to Section 2.7 with respect to Removed Accounts, unless and until the Transferor shall have delivered to the Trustee at least twenty (20) days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Trust Property to continue to be perfected with the priority required by this Agreement.

                  The parties hereto intend that each transfer of Receivables and other property pursuant to this Agreement or any Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If and to the extent that the transfer pursuant to this Section 2.1 is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Trust Property, and this Agreement shall constitute a security agreement under applicable law.

Section 2.2       Acceptance by Trustee.

(a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in, to and under the Trust Property and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Securityholders. The Trustee acknowledges that, on or before the Amendment Closing Date, the Transferor delivered to the Trustee the Account Schedule relating to the Accounts existing on such date.

(b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

Section 2.3 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, on the Initial Closing Date, on the Amendment Closing Date and, with respect to any Series of Securities, on the date of the related Supplement and the related Closing Date for such Series:

(a) Organization and Good Standing. The Transferor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Purchase Agreement and to execute and deliver to the Trustee the Securities pursuant hereto.

(b) Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal and Delaware law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

(c) Due Authorization. The execution and delivery by the Transferor of this Agreement and the Purchase Agreement and the consummation by the Transferor of the transactions provided for herein and therein, have been duly authorized by the Transferor by all necessary corporate action on its part.

(d) Binding Obligation. Each of this Agreement and the Purchase Agreement, and the consummation of the transactions provided for herein and therein, constitutes a legal, valid, and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e) No Conflicts. The execution and delivery by the Transferor of this Agreement and the Purchase Agreement and the performance by the Transferor of the transactions contemplated hereby and thereby, do not (i) contravene the Transferor's charter or bylaws, (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Transferor, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

(f) Taxes. Except as specified on Schedule 2, the Transferor has filed all material tax returns required to be filed by the Transferor and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Transferor or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

(g) No Violation. The execution and delivery by the Transferor of this Agreement and the Purchase Agreement and the execution and delivery by the Transferor to the Trustee of the Securities, the performance by the Transferor of the transactions contemplated by this Agreement and the Purchase Agreement and the fulfillment by the Transferor of the terms hereof and thereof will not violate any Requirements of Law applicable to the Transferor, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Transferor or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Transferor is a party or by which it or its properties are bound.

(h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement and the Purchase Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby or thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or (v) seeking to affect adversely the tax attributes of the Trust.

(i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery by the Transferor of this Agreement, the Purchase Agreement and the Securities, the performance by the Transferor of the transactions contemplated by this Agreement and the Purchase Agreement and the fulfillment by the Transferor of the terms hereof and thereof, have been obtained.

(j) Bona Fide Receivables. Each Receivable is an account receivable arising out of the performance by the applicable Credit Card Originator in accordance with the terms of the Contract giving rise to such Receivable. The Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under this Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in this Agreement.

(k) Place of Business. The chief executive office of the Transferor is in Minnetonka, Minnesota.

(l) Use of Proceeds. No proceeds of the issuance of any Security will be used by the Transferor to purchase or carry any margin security.

(m) Pay Out Event. No Pay Out Event and no condition that with the giving of notice and/or the passage of time constitutes a Pay Out Event (a "Prospective Pay Out Event") has occurred and is continuing.

(n) Not an Investment Company. The Transferor is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

(o) Solvency. The Transferor is not insolvent and will not be rendered insolvent upon the transfer of the Receivables to the Trust.

                  The representations and warranties set forth in this Section
2.3 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.1. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Securities, on its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of the Transferor set forth in Section 2.3, are true and correct on such date (and for the purposes of such representations and warranties, "Securities" shall mean the Securities issued on the related Closing Date) and that each representation and warranty set forth in this Section 2.3 and in
Section 2.4(a)(i) with respect to the Agreement shall be made at such time with respect to the applicable Supplement. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.4 Representations and Warranties of the Transferor Relating to the Agreement and the Receivables.

(a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, that, on the Initial Closing Date, on the Amendment Closing Date and, with respect to any Series of Securities, on the date of its related Supplement and Closing Date, and, with respect to any matters involving Additional Accounts or Supplemental Accounts, on the applicable Addition Date:

(i) The Purchase Agreement and this Agreement each constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and
         (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ii) The transfer of Receivables by the Transferor to the Trustee under this Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trustee of all right, title and interest of the Transferor in and to such Receivables, and such Receivables will be held by the Trustee free and clear of any Lien of any Person claiming through or under the Transferor, except for (x) Permitted Liens, (y) the interest of the Transferor as Holder of the Exchangeable Transferor Security and any other Class of Securities held by the Transferor from time to time and (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of any Interest Funding Account, any Principal Account, the Excess Funding Account, or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a first priority perfected security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under such Receivables, which grant is enforceable with respect to the existing Receivables and the proceeds thereof upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation. If this Agreement constitutes the grant of a security interest to the Trustee in such property, upon the filing of the financing statement described in
         Section 2.1, and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Trustee shall have a first priority perfected security interest in such property, except for Permitted Liens. Except as contemplated in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account, any Principal Account, any Interest Funding Account, the Distribution Account, the Excess Funding Account, any principal funding account for any Series or any other Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, any such account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State.

(iii) The Transferor is (or, with respect to Receivables arising after the date hereof, will be upon their creation) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Trustee free and clear of any Lien other than Permitted Liens.

(iv) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required of the Transferor in connection with the transfer of Trust Property to the Trust have been obtained.

(v) On the applicable Addition Cut-Off Date, each related Additional Account or Supplemental Account is an Eligible Account. On the applicable Addition Cut-Off Date, with respect to the related Additional Accounts or Supplemental Accounts, each Receivable contained in such Accounts on such applicable date and conveyed to the Trustee by the Transferor is an Eligible Receivable.

                           (vi) Each Receivable then existing has been conveyed to the Trustee free and clear of any Lien (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

(b) Daily Representations and Warranties. On each day on which any new Receivable is transferred by the Transferor to the Trustee, the Transferor represents and warrants to the Trustee that (A) each such Receivable has been conveyed to the Trustee in compliance, in all material respects, with all Requirements of Law applicable to the Transferor and free and clear of any Lien (other than Permitted Liens), (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trustee have been duly obtained, effected or given and are in full force and effect and (C) such Receivable is an Eligible Receivable on such date.

(c) Notice of Breach. The representations and warranties set forth in this
Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

(d) Designation of Ineligible Receivables. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.3(j) or subsections 2.4(a)(iii) through (vi) or subsection 2.4(b), such Receivable shall be designated an "Ineligible Receivable" and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; provided, however, that if such representations and warranties with respect to such Receivable shall subsequently be true and correct in all material respects as if such Receivable had been created on such day or such Receivable shall subsequently satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an Eligible Receivable, and such Principal Receivables shall be included in determining the Aggregate Principal Receivables on such day. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that on any Business Day the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below the Minimum Transferor Interest, the Transferor shall immediately make a deposit in the Excess Funding Account (for allocation as a Principal Receivable) in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest as a result of the exclusion of such Ineligible Receivable. The portion of such deposit allocated to the Investor Securities of each Series shall be distributed to the Investor Securityholders of each Series in the manner specified in Article IV.

(e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsections 2.3(a), (b) and (c) and 2.4(a)(i) and (ii) with respect to any Series, either the Trustee or the Holders of Investor Securities evidencing Undivided Interests aggregating more than 50% of the aggregate Invested Amount of such Series, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Securityholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the face amount of the Invested Amount to be repurchased (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made, and no notice of such reassignment may be given, if, at any time during such applicable period, the representations and warranties contained in subsections 2.3(a), (b) and (c) and subsections 2.4(a)(i) and (ii) shall then be true and correct in all material respects. The Transferor shall, on the Transfer Date (in next day funds) preceding the Reassignment Date, deposit an amount equal to the reassignment deposit amount for such Series in the related Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Securityholders pursuant to Article
XII. The reassignment deposit amount with respect to any Series, unless otherwise stated in the related Supplement, shall be equal to (i) the Invested Amount of such Series at the end of the day on the Business Day preceding the Reassignment Date (provided, however, that with respect to any Series issued pursuant to a Variable Funding Supplement such amount shall be the Invested Amount of such Series as of the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Securityholders on the related Reassignment Date, in the Monthly Period in which the Reassignment Date occurs), plus (ii) an amount equal to all interest accrued but unpaid on the Investor Securities of such Series at the applicable Security Rate through such last day, less the amount, if any, previously allocated for payment of interest to the Securityholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs plus any other amounts accrued and owing as specified in the applicable Supplement. Payment of the reassignment deposit amount with respect to any Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Securities of such Series. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables represented by such Investor Securities and all monies due or to become due with respect thereto and all proceeds of the Receivables shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds of such Receivables. If the Trustee or the Investor Securityholders of any Series give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the applicable Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsections 2.3(a), (b) and (c) and 2.4(a)(i) and (ii) available to the Investor Securityholders of such Series or the Trustee on behalf of the Investor Securityholders of such Series. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable by the Transferor pursuant to this Agreement or any Supplement or the eligibility of any Receivable for purposes of this Agreement or any Supplement.

(f) Additional Representations and Warranties of the Transferor. The Transferor hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Agreement. Such representations and warranties speak as of the date that the Collateral (as defined below) is transferred to the Trustee but shall not be waived by any of the parties to this Agreement unless each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such waiver will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

(i) This Agreement creates a valid and continuing security interest (as defined in the Delaware UCC) in favor of the Trustee in the Receivables described in Section 2.1 of this Agreement (the "Collateral"), which security interest is prior to all other Liens, except for Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Transferor.

(ii) The Collateral constitutes "accounts" or "payment intangibles" within the meaning of the applicable UCC.

(iii) At the time of each transfer and assignment of Collateral to the Trustee pursuant to this Agreement, the Transferor owned and had good and marketable title to such Collateral free and clear of any Lien, claim or encumbrance of any Person, except for Permitted Liens.

(iv) The Transferor caused or will cause, within ten days of the initial execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee pursuant to this Agreement.

(v) Other than the transfer and the security interest granted to the Trustee pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the Collateral other than any financing statement relating to the security interest granted to the Trustee pursuant to this Agreement or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

Section 2.5 Covenants of the Transferor. The Transferor hereby covenants that:

(a) Receivables to be Accounts or Payment Intangibles. The Transferor will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Transferor will take no action to cause any Receivable to be anything other than an "account" or a "payment intangible" (as defined in the UCC as in effect in the Relevant UCC State).

(b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (arising through or under the Transferor) on, any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien of which it has knowledge on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Permitted Lien.

(c) Delivery of Collections. In the event that the Transferor receives Collections, the Transferor agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than two Business Days after receipt thereof.

(d) Notice of Liens. The Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

(e) Enforcement of Purchase Agreements. The Transferor agrees to take all action necessary and appropriate to enforce its rights and claims under the Purchase Agreement and the Bank Receivables Purchase Agreement.

(f) Separate Business. The Transferor will not permit its assets to be commingled with those of either DMCCB or Metris and the Transferor shall maintain separate corporate records, books of account and bank accounts from those of either DMCCB or Metris. The Transferor will not conduct its business in the name of either DMCCB or Metris and will cause either DMCCB or Metris to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. The Transferor will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Transferor may be paid by either DMCCB or Metris. The Transferor will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of either DMCCB or Metris. The Transferor shall cause either DMCCB or Metris not to hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Transferor except that the organizational expenses of the Transferor may be paid by either DMCCB or Metris. The Transferor will maintain an arm's length relationship with DMCCB and Metris with respect to any transactions between the Transferor, on the one hand, and either DMCCB or Metris, on the other.

(g) Purchase Agreement Notices. The Transferor (i) shall promptly give the Trustee copies of any notices, reports or certificates given or delivered to the Transferor under the Purchase Agreement, (ii) shall not, without the consents, approvals and opinions, if any, required by
         Section 13.1, as if Section 13.1 related to the Purchase Agreement rather than this Agreement, enter into any amendment, supplement or other modification to, or waiver of any provision of, the Purchase Agreement and (iii) shall not authorize the addition or removal of an Account or a Receivable to or from the operation of the Purchase Agreement unless there is a corresponding right or obligation of the Transferor to add or remove such Account or Receivable to or from the Trust.

Section 2.6       Addition of Accounts.

(a) By a written assignment supplementing this Agreement (except in the case of Additional Accounts listed on the Account Schedule delivered on or prior to the Amendment Closing Date), the Transferor in its sole discretion may designate Additional Accounts for automatic inclusion in the Trust, and all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trustee pursuant to Section 2.1 and such assignment.

(b) Notwithstanding the foregoing, the Transferor may elect at any time, or may be required pursuant to subsection 2.6(g), to suspend the automatic inclusion of Additional Accounts on any Business Day (the "Automatic Addition Suspension Date"), or terminate any such inclusion on any Business Day (an "Automatic Addition Termination Date") until a date (the "Restart Date") to be identified in writing by the Transferor to the Trustee, the Servicer and each Rating Agency at least 10 days prior to such Restart Date. Promptly after an Automatic Addition Suspension Date or any Automatic Addition Termination Date, or a Restart Date, the Transferor and the Trustee agree to authorize and the Transferor agrees to record and file at its own expense an amendment to the financing statements referred to in Section 2.1 hereof (if necessary) to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and may, except in connection with any such filing made after a Restart Date, release any security interest in any accounts created after the Automatic Addition Suspension Date or any Automatic Addition Termination Date.

(c) If the Transferor has elected to terminate or suspend the inclusion of Additional Accounts and (i) on the tenth Business Day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor shall designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the Aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest, or on any Record Date, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor shall designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth Business Day following such Record Date.

                  (d) In addition to its obligation under subsection 2.6(c), the Transferor may, but shall not be obligated to, subject to the conditions specified under subsection 2.6(e), designate from time to time Supplemental Accounts to be included as Accounts.

                  (e) Unless otherwise specified in a Series Supplement, the Transferor agrees that any such transfer of Receivables in Supplemental Accounts, under subsection 2.6(c) or (d), shall satisfy the following conditions (to the extent provided below):

(i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(c) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(d) (as applicable, the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

(ii) on or before the applicable Addition Date, the Transferor and the Trustee shall have executed a written assignment in substantially the form of Exhibit H (the "Assignment") and the Transferor shall have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trustee by identifying such Supplemental Accounts in its master file maintained in its computer files with the designation portfolio ID 0001 and the Transferor shall have delivered to the Trustee an Account Schedule pursuant to Section 2.1;

(iii) the Transferor shall represent and warrant that (x) no selection procedure that is materially adverse to the interests of the Investor Securityholders was utilized in selecting the Supplemental Accounts and
         (y) on the applicable Addition Date, the Transferor is not insolvent and will not be rendered insolvent upon the transfer of Receivables to the Trust;

(iv) the Transferor shall represent and warrant that, on the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trustee of all right, title and interest of the Transferor in and to (A) the Receivables then existing and thereafter created and arising in connection with the Supplemental Accounts and the proceeds thereof, and such Receivables and all proceeds thereof will be held by the Trustee free and clear of any Lien of any Person claiming through or under the Transferor, except for (i) Permitted Liens, (ii) the interest of the Transferor as Holder of the Exchangeable Transferor Security and any other Class or Series of Securities and (iii) the Transferor's right, if any, to receive interest accruing on, and investment earnings, if any, in respect of, any Interest Funding Account and any Principal Account, the Excess Funding Account or any Series Account as provided in this Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee, which is enforceable with respect to then existing Receivables of the Supplemental Accounts and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof upon the conveyance of such Receivables to the Trustee, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts designated on such Addition Date and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof upon such creation; and
         (z) if the Assignment constitutes the grant of a security interest to the Trustee in such property, upon the filing of a financing statement as described in Section 2.1 with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, upon such creation, the Trustee shall have a first priority perfected security interest in such property, except for Permitted Liens;

(v) the Transferor shall deliver to the Trustee an Officer's Certificate of the Transferor substantially in the form of Schedule 2 to Exhibit H confirming the items set forth in paragraph (ii) above;

(vi) the Transferor shall deliver to the Trustee an Opinion of Counsel with respect to the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies) substantially in the form of Exhibit I; and

(vii) unless the Transferor shall have received written notice from each Rating Agency that the inclusion of such accounts as Supplemental Accounts pursuant to subsection 2.6(c) or (d), as the case may be, will not result in the reduction or withdrawal of its then existing rating of any Class of any Series of Investor Securities then issued and outstanding and shall have delivered such notice to the Trustee, the number of Supplemental Accounts the Receivables of which are designated to be included in the Trust pursuant to subsection 2.6(c) or (d) since (A) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added to the Trust since the first day of such eleventh preceding Monthly Period, shall not exceed 20% of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (B) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added to the Trust since the first day of such second preceding Monthly Period, shall not exceed 15% of the number of Accounts on the first day of such second preceding Monthly Period; provided, however, that the aggregate principal balance in the Supplemental Accounts specified
         (y) in clause (A) above shall not exceed the product of (i) 20% and (ii) the Aggregate Principal Receivables determined as of the first day of the eleventh preceding Monthly Period and (z) in clause
         (B) above shall not exceed the product of (i) 15% and (ii) the Aggregate Principal Receivables determined as of the first day of the second preceding Monthly Period; provided further, however, that the Supplemental Accounts specified in clauses (A) and (B) above shall not include Accounts not initially originated by DMCCB, its successors or assigns, or any Affiliate thereof; provided further, however, that the first and second provisos to this subsection 2.6(e)(vii) may be changed or eliminated at any time if the Transferor shall have received written notice from each Rating Agency that such action will not result in the reduction or withdrawal of its then existing rating of any Class of any Series of Investor Securities then issued and outstanding and shall have delivered such notice to the Trustee.

                  (f) The Transferor shall be permitted to designate Additional Accounts with respect to any Monthly Period (the "Current Monthly Period") prior to the last day of the May 1996 Monthly Period pursuant to subsection 2.6(a) of the Agreement, without limitation, provided, however, that with respect to each Monthly Period beginning with the September 1995 Monthly Period:

(i) the arithmetic average for the three Monthly Periods preceding the Current Monthly Period, of the annualized percentage equivalent of a fraction for each respective Monthly Period, the numerator of which is equal to the Default Amount for the respective Monthly Period (provided, however, that the Default Amount with respect to each Default Recognition Date shall be deemed to apply to the Monthly Period ending closest to such Default Recognition Date) and the denominator of which is equal to the average amount of Aggregate Principal Receivables outstanding on each day during such Monthly Period, is less than 6%;

(ii) the arithmetic average for the three Monthly Periods preceding the Current Monthly Period, of the percentage (the "Payment Rate Percentage") equivalent of a fraction for each respective Monthly Period, the numerator of which is equal to the amount of Collections received during the respective Monthly Period and the denominator of which is equal to the Aggregate Principal Receivables as of the first day of the respective Monthly Period, is greater than or equal to 6%;

(iii) the weighted average of the Portfolio Yields for each Series then outstanding for the three Monthly Periods preceding the Current Monthly Period minus the weighted average of the Base Rates for each Series then outstanding for such three Monthly Periods (the "Excess Spread Percentage") is greater than or equal to 4%; or

(iv) Standard & Poor's shall not have notified the Transferor that the continued addition of Additional Accounts pursuant to this subsection 2.6(f) will result in a reduction or withdrawal of the then current rating of any Class by Standard & Poor's.

                  In the event that as of any date of determination prior to last day of the May 1996 Monthly Period any of the conditions in clauses (i) through (iii) listed above is not met, and with respect to each Monthly Period after the May 1996 Monthly Period, this subsection 2.6(f) shall no longer apply and the conditions of subsection 2.6(g) shall apply. On or before the later of
(x) the last day of the September 1995 Monthly Period, the December 1995 Monthly Period and the March 1996 Monthly Period or (y) in each case the tenth day following receipt of the settlement statement for the prior Monthly Period, Standard & Poor's shall determine whether a Ratings Event shall have occurred in connection with the addition of Additional Accounts during the three consecutive Monthly Periods ending in August, November and February preceding such date. Upon the occurrence of a Ratings Event in connection with the addition of Additional Accounts this subsection 2.6(f) shall no longer apply and the conditions of subsection 2.6(g) shall apply.

                  (g) Unless each Rating Agency otherwise consents to the continued automatic addition of accounts, on and after the beginning of the June 1996 Monthly Period, the Transferor shall be required to cease the automatic addition of accounts and notify the Trustee, the Servicer and each Rating Agency of the Automatic Addition Suspension Date in the following circumstances: the number of Accounts the Receivables of which are designated to be included in the Trust pursuant to subsection 2.6(a) since (i) the first day of the eleventh preceding Monthly Period (or, in the case of any date on which Additional Accounts are to be added to the Trust which occurs on or before the last day of the May 1997 Monthly Period, June 1, 1996) minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such eleventh preceding Monthly Period (or June 1, 1996, as the case may be) shall not exceed 20% of number of Accounts on the first day of such eleventh preceding Monthly Period (or June 1, 1996, as the case may be), and (ii) the first day of the second preceding Monthly Period (or, in the case of any date on which Additional Accounts are to be added to the Trust which occurs on or before the last day of the August 1996 Monthly Period, June 1, 1996) minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Accounts" have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such second preceding Monthly Period (or June 1, 1996, as the case may be) shall not exceed 15% of the number of Accounts on the first day of such second preceding Monthly Period (or June 1, 1996, as the case may be) ; provided, however, that the Additional Accounts specified in clauses (i) and
(ii) above shall not include Accounts not initially originated by DMCCB, its successors or assigns, or any Affiliate thereof; provided further, however, that the immediately preceding proviso to this subsection 2.6(g) may be changed or eliminated at any time if the Transferor shall have received written notice from each Rating Agency that such action will not result in the reduction or withdrawal of its then existing rating of any Class of any Series of Investor Securities then issued and outstanding and shall have delivered such notice to the Trustee.

Section 2.7       Removal of Accounts.

(a) On each Determination Date that the Transferor Interest for the related Monthly Period exceeds the Minimum Transferor Interest with respect to such Determination Date, the Trustee shall be deemed to have offered to the Transferor automatically and without any notice to or action by or on behalf of the Trustee, as of such Determination Date, the right to remove from the Trust all of the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies then due or to become due and all amounts thereafter received with respect thereto and all proceeds thereof in or with respect to those Accounts designated by the Transferor (the "Removed Accounts") in an aggregate amount not greater than the lesser of (i) the excess of the Transferor Interest over the Minimum Transferor Interest and (ii) the excess of Aggregate Principal Receivables over the Minimum Aggregate Principal Receivables. To accept such offer, the Transferor is required to furnish to the Trustee and each Rating Agency written notice by the fifth Business Day after the Determination Date specifying the approximate aggregate amount of Principal Receivables covered by the offer that the Transferor intends to accept. There shall be no more than one such removal with respect to any Monthly Period.

(b) In addition to the satisfaction of the conditions set forth in subsection 2.7(a), the Transferor shall be permitted to accept reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) On each date specified by the Transferor for removal of the Removed Accounts (a "Removal Date"), the Transferor and the Trustee shall execute a written reassignment in substantially the form of Exhibit J (the "Reassignment") and the Transferor shall deliver to the Trustee a true and complete Account Schedule reflecting the removal of the Removed Accounts.

(ii) The Transferor shall represent and warrant on each Removal Notice Date that no selection procedure was used by the Transferor that is materially adverse to the interests of the Investor Securityholders in selecting the Removed Accounts.

(iii) The Transferor shall represent and warrant that the removal of any Receivables in any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause, immediately or with the passage of time, a Pay Out Event to occur.

(iv) The Transferor shall have delivered at least 20 days' (or such lesser number as any Rating Agency may agree) prior written notice (which may be given prior to the Removal Date in expectation that the Trustee will make the offer described in subsection 2.7(a)) of such removal to each Rating Agency that has rated any outstanding Class of any Series and the Trustee shall have received written confirmation from each such Rating Agency that such Rating Agency will not reduce or withdraw its rating on any outstanding Class of any Series as a result of such removal.

(v) The Transferor shall have delivered to the Trustee an Officer's Certificate of the Transferor confirming the Transferor's compliance with the items set forth in paragraphs (i) through (iv) above. The Trustee may conclusively rely on such certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  (c) In addition to the satisfaction of the conditions set forth in subsections 2.7(a) and (b), the Transferor's right to require the reassignment to it of the Receivables in Removed Accounts, shall be subject to the following restrictions:

                           (i) Except for Removed Accounts described in
                  subsection 2.7(c)(ii), the Accounts to be designated as Removed Accounts shall be selected at random by the Transferor.

                           (ii) The Transferor may designate Removed Accounts as
                  provided in and subject to the terms and conditions contained in this Section 2.7 without being subject to the restrictions set forth in subsection 2.7(c)(i) if the Removed Accounts are designated in response to a third-party action or decision not to act and not the unilateral action of the Transferor.

                  (d) Upon satisfaction of the conditions set forth in subsections 2.7(a), (b) and (c), the Receivables from the Removed Accounts shall no longer constitute part of the Trust.

Section 2.8       Discount Option.

(a) The Transferor shall have the option to designate a percentage, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of Principal Receivables, without giving effect to any discounting pursuant to this Section 2.8, arising on or after the date of such designation, to be treated as Finance Charge Receivables. The Transferor shall provide to the Servicer, the Trustee, any Enhancement Provider and the Rating Agency 15 days' prior written notice of such designation, and such designation shall become effective on the date designated therein (i) unless such designation in the reasonable belief of the Transferor would cause a Pay Out Event to occur, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event and (ii) only if the Rating Agency shall have delivered a letter to the Transferor and the Trustee confirming that its then current rating of the Investor Securities of any Series then outstanding will not be reduced or withdrawn as a result of such designation.

(b) After the date on which the Transferor's exercise of its discount option takes effect, and with respect to Receivables generated on and after such date, the Transferor, in accordance with Section 4.3, shall deposit into the Collection Account in immediately available funds an amount equal to the amount of the Discount Option Receivable Collections processed on such day. The deposit made by the Transferor into the Collection Account under the preceding sentence shall be considered a payment of such Discount Option Receivables and shall be applied as Finance Charge Receivables in accordance with Article IV.

Section 2.9 Covenants of the Transferor with Respect to the Purchase Agreement. The Transferor, in its capacity as purchaser of the Receivables from Metris pursuant to the Purchase Agreement or a Credit Card Originator, hereby covenants that the Transferor will at all times enforce the covenants and agreements of Metris and each Credit Card Originator in the Purchase Agreement, the Bank Receivables Purchase Agreement or any other agreement, including, without limitation, any covenants to the effect set forth below.

(a) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirement of Law, or as is deemed by the applicable Credit Card Originator in its sole discretion to be necessary in order to maintain its credit card business on a competitive basis, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (i) such Credit Card Originator's reasonable expectation is that such reduction will cause a Pay Out Event to occur so long as there are Investor Securities outstanding or (ii) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by such Credit Card Originator that have characteristics the same as, or substantially similar to, such Accounts.

(b) Credit and Collection Policy and Contracts. The applicable Credit Card Originator shall comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust and the beneficiaries thereof. Subject to compliance with all Requirements of Law, such Credit Card Originator may change the terms and provisions of the Contracts or the Credit and Collection Policy with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of such Credit Card Originator (i) (if it owns a comparable segment of receivables) such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by such Credit Card Originator which have characteristics the same as, or substantially similar to, such Accounts or (ii) (if it does not own such a comparable segment of receivables) such change will not be made with the intent to materially benefit the Credit Card Originator over the applicable purchaser of the Receivables, the Transferor, or the Trust and the beneficiaries thereof, or to materially adversely affect the applicable purchaser of Receivables, the Transferor, or the Trust and the beneficiaries thereof, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Credit Card Originator and an unrelated third party or by the terms of the Contracts.

                  The Transferor further covenants that the Transferor will not enter into any amendments to the Bank Receivables Purchase Agreement or the Purchase Agreement that would cause a Ratings Event to occur so long as there are Investor Securities outstanding.

Section 2.10 Receivables in Defaulted Accounts. On the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds of such Receivables allocable to the Trust with respect to such Receivable, excluding Recoveries relating thereto, which shall remain a part of the Trust Property. On each Determination Date, the Servicer shall calculate the aggregate Series Default Amount for the preceding Monthly Period with respect to each Series.

                               [End of Article II]

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

Section 3.1       Acceptance of Appointment and Other Matters Relating to the
Servicer.

(a) DMCCB agrees to act as the Servicer under this Agreement. The Investor Securityholders of each Series by their acceptance of the related Securities consent to DMCCB acting as Servicer. Notwithstanding the foregoing or any other provisions of this Agreement or any Supplement, the Investor Securityholders consent to an Affiliate of DMCCB acting as Servicer hereunder, in full substitution thereof; provided that such Affiliate shall expressly assume in writing (unless such assumption occurs by operation of law), by an agreement supplemental hereto, executed by and delivered to the Transferor and the Trustee, the performance of every covenant and obligation of the Servicer, as applicable hereunder, and shall in all respects be designated the Servicer under this Agreement; provided, further, that DMCCB will remain jointly and severally liable with such Affiliate.

(b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures and the Credit and Collection Policies and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee in writing to make withdrawals and payments, from any Interest Funding Account, the Excess Funding Account, any Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee in writing to take any action permitted or required under any Enhancement at such time as set forth in this Agreement and any Supplement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Securityholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables, (v) at the expense of the Transferor, to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements (it being understood that any amounts to be paid by the Transferor pursuant to this clause (v) shall not be payable from the Trust Property conveyed by the Transferor hereunder) and (vi) to delegate certain of its service, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Credit and Collection Policies; provided, however, that the Servicer shall notify the Transferor and the Trustee in writing of any such delegation; and provided further that the Servicer shall remain jointly and severally liable with such Person. The Trustee agrees that it shall promptly follow the instructions of the Servicer or its delegate to withdraw funds from the Collection Account, any Principal Account, any Interest Funding Account, the Excess Funding Account, or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as the Servicer certifies are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall not be obligated to use separate servicing procedures, offices or employees for servicing the Receivables from the procedures, offices and employees used by the Servicer in connection with servicing other credit card receivables.

Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee in respect of each Business Day prior to the termination of the Trust pursuant to Section 12.1 (the "Servicing Fee"), payable in arrears on each date and in the manner specified in the applicable Supplement, equal to the product of (i) a fraction, the numerator of which is the actual number of days from but excluding the next preceding Business Day to and including such Business Day and the denominator of which is the actual number of days in the year, (ii) the weighted average Series Servicing Fee Percentage for all outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Invested Amount of such Series) and (iii) the daily average aggregate balance of all Principal Receivables over the term of such measuring period. The share of the Servicing Fee allocable to each Series with respect to any date of payment shall be equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is the actual number of days in the year, (ii) the applicable Series Servicing Fee Percentage for such Series and (iii) the Invested Amount of such Series, as appropriate, as of the date of determination for such payment as specified in the applicable Supplement. The remainder of the Servicing Fee (and any Servicing Fee allocable to the Investor Securities but not paid) shall be paid by the Transferor, or retained by the Servicer as provided in Article IV, and in no event shall the Trust, the Trustee, any Enhancement Provider, or the Investor Securityholders be liable for the share of the Servicing Fee allocable to the Transferor, nor shall any amounts to be paid by the Transferor pursuant to this Section 3.2 be payable from the Trust Property conveyed by the Transferor hereunder.

                  The Servicer shall be responsible for its own expenses, which shall include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Securityholders or the Security Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith). In the event that the Servicer fails to pay any amounts due to the Trustee pursuant to Section 11.5, the Trustee shall be entitled to deduct and receive such amounts from the Servicing Fee prior to the payment thereof to the Servicer and the obligations of the Trust to pay any such amounts shall thereby be fully satisfied. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 3.3 Representations and Warranties of the Servicer. DMCCB, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Securities issued on the Initial Closing Date:

(a) Organization and Good Standing. The Servicer is either (i) a national banking association duly organized, validly existing and in good standing under the laws of the United States or (ii) a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and has obtained all necessary licenses and approvals as required under Federal and state law in order to service the Receivables as required by this Agreement, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Servicer's ability to perform its obligations hereunder or the enforceability of the Receivables.

(c) Due Authorization. The execution and delivery by the Servicer of this Agreement and the consummation by the Servicer of the transactions provided for herein, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

(d) Binding Obligation. This Agreement and the consummation of the transactions provided for herein, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof applicable to the Servicer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Servicer is a party or by which it is bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the tax attributes of the Trust.

(g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Contract, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Contract and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Contract the failure to comply with which would have a material adverse effect on the Securityholders or any Enhancement Provider.

(h) Protection of Securityholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Trustee in any Receivable or the rights or obligations of any Enhancement Provider, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit and Collection Policies.

(i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement and the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained; provided, however, that the Servicer makes no representation or warranty regarding State securities or "Blue Sky" laws in connection with the distribution of the Securities.

(j) Rescission or Cancellation. The Servicer shall not cause any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the Credit and Collection Policy or the normal operating procedures of the Servicer.

(k) Receivables Not To Be Evidenced by Instruments or Chattel Paper. Except in connection with its enforcement or collection of an Account (in which case any such instrument or chattel paper would be made in the name of the Trustee), the Servicer will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (as defined in the UCC as in effect in the Relevant UCC State); provided, however, that Receivables evidenced by instruments or chattel paper taken from Obligors in the ordinary course of the Servicer's collection efforts and maintained in the possession of the Servicer shall not result in a breach of this subsection.

(l) Principal Place of Business. The Servicer shall at all times maintain its principal executive offices within the United States.

                  In the event any of the representations, warranties or covenants of the Servicer set forth in this Section 3.3 are breached, the Transferor, the Trustee and the Trust shall have the remedies set forth in
Section 8.4.

Section 3.4       Reports and Records for the Trustee.

(a) Daily Records. Upon reasonable prior notice by the Transferor or the Trustee, the Servicer shall make available at an office of the Servicer (or other location designated by the Servicer if such records are not accessible by the Servicer at an office of the Servicer) selected by the Servicer for inspection by the Transferor or the Trustee or, in either case, its agent (reasonably acceptable to the Servicer) on a Business Day during the Servicer's normal business hours a record setting forth (i) the Collections on the Receivables and (ii) the amount of Receivables for the Business Day preceding the date of the inspection. The Servicer shall, at all times, maintain its computer files with respect to the Receivables in such a manner so that the Receivables may be specifically identified and, upon reasonable prior request of the Transferor or the Trustee, shall make available to the Transferor or the Trustee, at an office of the Servicer (or other location designated by the Servicer if such computer files are not located at an office of the Servicer) selected by the Servicer, on any Business Day of the Servicer during the Servicer's normal business hours any computer programs necessary to make such identification.

(b)      Daily Report.

(i)      On each Business Day the Servicer shall prepare a completed Daily
         Report.

(ii) The Servicer shall deliver to the Transferor, the Trustee and the Paying Agent the Daily Report by 3:00 p.m. (New York City time) on each Business Day with respect to activity in the Receivables for the prior Business Day (or, in the case of a Daily Report delivered on the second Business Day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such preceding non-Business Days).

(iii) Upon discovery of any error or receipt of notice of any error in any Daily Report, the Servicer, the Transferor and the Trustee shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors. If any such error is materially adverse to the interests of the Security Owners, the Servicer or the Trustee, as the case may be, shall retain all Collections which would otherwise be paid from the Trust (or such lesser amount as the Transferor, the Trustee and the Servicer shall agree to be necessary to cover any such error) in the Collection Account until such material error is corrected. Unless the Trustee has received written notice of any error or discrepancy, the Trustee may rely on each Daily Report delivered to it for all purposes hereunder.

(c) Settlement Statement. On the second Business Day prior to each Distribution Date, the Servicer shall, prior to 3:00 p.m. (New York City time) on such day, deliver to the Transferor, the Trustee and the Paying Agent the Settlement Statement for the related Monthly Period substantially in the form of Exhibit C hereto, including the following information (which, in the case of clauses
(iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Security): (i) the aggregate amount of Collections received in the Collection Account for the Monthly Period preceding such Determination Date and the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections processed during such Monthly Period; (ii) the aggregate amount of the applicable Investor Percentage of Principal Collections during the preceding Monthly Period for each Series of Securities and the aggregate amount of the applicable Investor Percentage of Finance Charge Collections during the preceding Monthly Period for each Series of Securities;
(iii) for each Series and for each Class within any such Series, the total amount to be distributed to Investor Securityholders on the next succeeding Distribution Date; (iv) for each Series and for each Class within any such Series, the amount of such distribution allocable to principal; (v) for each Series and for each Class within any such Series, the amount of such distribution allocable to interest; (vi) for each Series and each Class within a Series, the Series Default Amount for the immediately preceding Monthly Period;
(vii) for each Series and each Class within a Series, the amount of the Series Charge-Offs and the amount of the reimbursements of Series Charge-Offs for such Distribution Date; (viii) for each Series, the Servicing Fee allocated to and paid by such Series for such Distribution Date; (ix) for each Series, the existing deficit controlled amortization amount, if applicable; (x) the Aggregate Principal Receivables in the Trust at the close of business on the last day of the Monthly Period preceding such Distribution Date; (xi) for each Series, the Invested Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (xii) the available amount of any Enhancement for each Class of each Series, if any; (xiii) for each Series and each Class within a Series, the Pool Factor as of the end of the related Monthly Period; (xiv) whether a Pay Out Event or a Prospective Pay Out Event with respect to any Series shall have occurred during or with respect to the related Monthly Period; (xv) the aggregate amount of Discount Option Receivables in the Trust at the close of business on the last day of the Monthly Period preceding such Distribution Date; (xvi) the aggregate amount of Discount Option Receivables Collections processed during such Monthly Period; and (xvii) such other calculations as may be required by any Supplement. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4 or such other matters as are set forth in any Settlement Statement. The Servicer shall also provide a copy of the Settlement Statement in a prompt manner to each Rating Agency.

Section 3.5 Annual Servicer's Certificate. The Servicer will deliver, in accordance with Section 13.5, to the Transferor, the Trustee, any Enhancement Provider and the Rating Agencies, within 100 days of the end of each fiscal year, beginning in 1995, an Officer's Certificate of the Servicer substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the preceding fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Securityholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

Section 3.6       Annual Independent Accountants' Servicing Report.

(a) Within 100 days of the end of each fiscal year, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report with respect to the prior fiscal year (or, in the case of the first such period, the period beginning on the Initial Closing Date and ending on the last day of the related fiscal year) to the Transferor, the Trustee, any Enhancement Provider and each Rating Agency, to the effect that such firm has applied certain procedures, agreed upon with the Transferor, the Servicer and the Trustee and substantially as set forth in Exhibit G hereto, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Accounts under this Agreement. In addition, each report shall set forth the agreed upon procedures performed and the results of such procedures.

(b) Within 100 days of the end of each fiscal year, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Transferor, the Trustee, any Enhancement Provider and the Rating Agency to the effect that they have compared the amounts and percentages set forth in four of the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(c) during the period covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor or Servicer which are used to prepare the Daily Reports) which were the source of such amounts and percentages and that on the basis of such comparison, such amounts and percentages are in agreement except as shall be set forth in such report. A copy of such report will be sent by the Trustee to each Investor Securityholder.

Section 3.7 Tax Treatment. The Transferor has structured this Agreement and the Investor Securities with the intention that the Investor Securities will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Transferor. Except to the extent expressly specified to the contrary in any Supplement, the Transferor, the Servicer, the Holder of the Exchangeable Transferor Security, each Investor Securityholder, Holder of a Variable Funding Security, and each Security Owner agree to treat and to take no action inconsistent with the treatment of the Investor Securities (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Securityholder and Holder of a Variable Funding Security, by acceptance of its Security; each Holder of the Exchangeable Transferor Security, by acquisition of its interest in the Transferor Interest; and each Security Owner, by acquisition of a beneficial interest in a Security, agrees to be bound by the provisions of this Section 3.7. Each Securityholder agrees that it will cause any Security Owner acquiring an interest in a Security through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7. Furthermore, subject to Section 11.11, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

Section 3.8       Adjustments.

(a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case (other than cases resulting from Servicer error, a remedy for which is provided for in Section 3.3 or subsection 3.8(b)), the aggregate amount of the Principal Receivables used to calculate the Investor Percentages applicable to any Series and the Transferor Interest will be reduced by the principal amount of any such adjustment. Similarly, the aggregate amount of the Principal Receivables used to calculate the Investor Percentages applicable to any Series will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.5(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following any such adjustment, the Transferor Interest would be less than the Minimum Transferor Interest, within two Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer, for deposit into the Excess Funding Account, in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest as a result of such adjustment or exclusion. Any amount deposited into the Excess Funding Account in connection with the adjustment of a Receivable (an "Adjustment Payment") shall be applied in accordance with Article IV and the terms of each Supplement.

(b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such deposit was in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account (or shall be entitled to receive a refund from the Collection Account in the case of an excess deposit) to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, any adjustments made pursuant to this paragraph will be reflected in a current report but will not change any amount of Collections previously reported pursuant to subsection 3.4(b).

Section 3.9 Notices to DMCCB. In the event that DMCCB or any Affiliate thereof is no longer acting as Servicer, any Successor Servicer appointed pursuant to
Section 10.2 shall deliver or make available to Metris each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

                              [End of Article III]


                                   ARTICLE IV

                    RIGHTS OF SECURITYHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

Section 4.1 Rights of Securityholders. Each Series of Investor Securities shall represent Undivided Interests in the Trust, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this
Article IV and the related Supplement to be deposited in the Investor Accounts or to be paid to the Investor Securityholders of such Series; provided, however, that the aggregate interest represented by such Securities at any time in the Principal Receivables shall not exceed an amount equal to the Invested Amount of such Securities. The Exchangeable Transferor Security or, as the case may be, the uncertificated interest in the Transferor Interest, shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts with respect to each Series at the times and in the amounts specified in this Article IV and the related Supplement to be paid to the Holder of the Exchangeable Transferor Security; provided, however, that if the Transferor elects to have its interest in the Transferor Interest be uncertificated as provided in Section 6.1 hereof, then such uncertificated interest shall represent the Transferor Interest; provided further, that the aggregate interest represented by such Exchangeable Transferor Security at any time in the Principal Receivables or, as the case may be, the aggregate uncertificated interest of the Transferor in the Principal Receivables, shall not exceed the Transferor Interest at any time and such Exchangeable Transferor Security or, as the case may be, such uncertificated interest shall not represent any interest in the Investor Accounts, except as provided in this Agreement and the Supplements, or the benefits of any Enhancement issued with respect to any Series.

Section 4.2       Establishment of Accounts.

(a) The Collection Account. The Servicer, for the benefit of the Securityholders, shall establish in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Securityholders, and shall cause such Collection Account to be established and maintained, (i) in a segregated trust account with the corporate trust department of a depositary institution or trust company (which may include the Trustee but not the Servicer or any Affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which has a long-term unsecured debt rating of at least Baa3 by Moody's and whose deposits are insured to the limits provided by law by the FDIC having corporate trust powers and acting as trustee for funds deposited therein (provided, however, that such account need not be maintained as a segregated trust account with the corporate trust department of such institution if at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of at least A-1+ and P-1 from Moody's in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Standard & Poor's of AAA and from Moody's of Aaa in the case of the long-term unsecured debt obligations) or (ii) with a depositary institution, which may include the Trustee but not the Servicer or any Affiliate thereof, which is acceptable to the Rating Agency (in the case of (i) and (ii), a "Qualified Institution"). If, at any time, the institution holding the Collection Account ceases to be a Qualified Institution, the Transferor shall direct the Servicer to establish within 10 Business Days a new Collection Account with a Qualified Institution, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account." The Servicer shall give written notice to the Transferor and the Trustee of the location and account number of the Collection Account and shall notify the Transferor and the Trustee in writing prior to any subsequent change thereof. Pursuant to authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the power revocable by the Trustee to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

                  The Collection Account shall be under the sole dominion and control of the Trustee and the Trustee shall possess all right, title and interest in all funds from time to time on deposit in such account.

(b) The Interest Funding and Principal Accounts. The Trustee, for the benefit of the Investor Securityholders, shall establish and maintain with a Qualified Institution in the name of the Trustee two segregated trust accounts for each Series (an "Interest Funding Account" and a "Principal Account," respectively), each bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Securityholders of such Series. Except as provided in subsection 4.2(e), each Interest Funding Account and each Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Securityholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Interest Funding Account and any Principal Account for any purpose of carrying out the Servicer's or the Trustee's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in each Principal Account and each Interest Funding Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Securityholders of such Series. If, at any time, the institution holding the Interest Funding Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Interest Funding Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Interest Funding Account and from the date such new Interest Funding Account is established, it shall be the "Interest Funding Account." Similarly, if, at any time, the institution holding any Principal Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Principal Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Principal Account and from the date such new Principal Account is established, it shall be a "Principal Account."

(c) Distribution Accounts. The Trustee, for the benefit of the Investor Securityholders of each Series, shall cause to be established and maintained in the name of the Trustee, with an office or branch of a Qualified Institution a non-interest-bearing segregated demand deposit account for each Series (a "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Securityholders of such Series. Each Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Securityholders of the related Series. Pursuant to the authority granted to the Paying Agent herein, the Paying Agent shall have the power, revocable by the Trustee, to make withdrawals and payments from the Distribution Account for the purpose of carrying out the Paying Agent's duties hereunder. If, at any time, the institution holding a Distribution Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Distribution Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Distribution Account and from the date such new Distribution Account is established, it shall be a "Distribution Account."

(d) The Excess Funding Account. The Trustee, for the benefit of the Securityholders, shall cause to be established in the name of the Trustee, on behalf of the Securityholders, with a Qualified Institution, a segregated trust account (the "Excess Funding Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders. Except as provided in subsection 4.3(e), the Excess Funding Account shall, except as otherwise provided herein, be under the sole dominion and control of the Trustee for the benefit of the Securityholders. Pursuant to the authority granted to the Servicer herein, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account for the purpose of carrying out the Servicer's or Trustee's duties hereunder. If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Excess Funding Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

(e) Administration of the Principal Accounts and the Interest Funding Accounts. Funds on deposit in each Principal Account and each Interest Funding Account shall at all times be invested by the Servicer (or, at the written direction of the Transferor, by the Trustee) pursuant to this subsection 4.2(e). Any such investment shall mature and such funds shall be available for withdrawal on the Transfer Date following the Monthly Period in which such funds were processed for collection. No such investments shall be liquidated prior to maturity. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in each Principal Account and each Interest Funding Account (unless otherwise specified in the applicable Supplement) shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Transferor, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Transferor in accordance with instructions from the Transferor to the Trustee not less frequently than monthly. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Transferor, of which the Trustee shall have received written notification, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in any Principal Account and any Interest Funding Account. Any investment instructions to the Trustee shall be in writing, shall be given no later than 10:00 a.m. New York City time on a Business Day that such investment is proposed to be made and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the time required by this Agreement. For purposes of determining the availability of funds or the balances in any Interest Funding Account and any Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

                  Each Cash Equivalent (other than investment earnings distributed to the Transferor pursuant to this subsection 4.2(e)) that constitutes investment property shall be held by the Trustee through a securities intermediary, which securities intermediary shall agree with the Trustee that (i) such investment property at all times shall be credited to a securities account of the Trustee, (ii) all property credited to such securities account shall be treated as a financial asset, (iii) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iv) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (v) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (vi) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), (vii) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York, and (viii) the State of New York shall be the securities intermediary's jurisdiction for purposes of the UCC. The Trustee shall maintain possession of each other Cash Equivalent (other than investment earnings distributed to the Transferor pursuant to this subsection 4.2(e)) in the State of Minnesota, separate and apart from all other property held by the Trustee. Notwithstanding any other provision of this Agreement, the Trustee shall not hold any Cash Equivalent through an agent except as expressly permitted by this subsection 4.2(e). Each term used in this subsection 4.2(e) and defined in the New York UCC shall have the meaning set forth in the New York UCC.

Section 4.3       Collections and Allocations.

(a) Collections. Obligors shall make payments on the Receivables to the Servicer who shall deposit all such payments in the Collection Account no later than the second Business Day following the Date of Processing thereof.

                  The Servicer shall allocate such amounts to each Series of Investor Securities and to the Holder of the Exchangeable Transferor Security and shall cause the Trustee to withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Exchangeable Transferor Security in accordance with this Article IV and the related Supplement. The Servicer shall make such deposits or payments on the date indicated herein by wire transfer or as otherwise provided in the Supplement for any Series of Securities with respect to such Series.

                  Notwithstanding anything in this Agreement to the contrary, but subject to the terms of any Supplement, for so long as, and only so long as, DMCCB (or any successors to DMCCB pursuant to Section 8.2) or an Affiliate of DMCCB shall remain the Servicer hereunder, and (a)(i) DMCCB (or any successors to DMCCB pursuant to Section 8.2) or an Affiliate of DMCCB, as applicable, provides to the Transferor and the Trustee a letter of credit or other form of Enhancement rated at least A-1 by Standard & Poor's and P-1 by Moody's (as certified to the Transferor and the Trustee by such entity), and (ii) after notifying each Rating Agency of the proposed use of such letter of credit or other form of Enhancement the Transferor shall have received a notice from each Rating Agency that the Servicer making payments monthly rather than daily would not result in a downgrading or withdrawal of any of such Rating Agency's then-existing ratings of the Investor Securities, or (b) DMCCB (or any successors to DMCCB pursuant to Section 8.2) shall have and maintain a short-term credit rating of at least A-1 by Standard & Poor's and P-1 by Moody's (as certified to the Transferor and the Trustee by the Servicer), the Servicer need not deposit Collections from the Collection Account into the Principal Account or the Interest Funding Account or any Series Account, or make payments to the Holder of the Exchangeable Transferor Security, prior to the close of business on the day any Collections are deposited in the Collection Account as otherwise provided in this Article IV and the related Supplement, but may instead make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

(b) Allocations for the Holder of the Exchangeable Transferor Security. Throughout the existence of the Trust, unless otherwise stated in any Supplement, on each Business Day the Servicer shall allocate to the Holder of the Exchangeable Transferor Security an amount equal to the product of (A) the Transferor Percentage as of the end of the preceding Business Day and (B) the aggregate amount of Principal Collections and Finance Charge Collections available in the Collection Account. The Servicer shall pay such amount to the Holder of the Exchangeable Transferor Security on each Business Day; provided, however, that amounts payable to the Holder of the Exchangeable Transferor Security pursuant to this clause (b) shall instead be deposited in the Excess Funding Account to the extent necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest.

(c) Allocation for Series. On each Business Day, (i) the amount of Finance Charge Collections available in the Collection Account allocable to each Series,
(ii) the amount of Principal Collections available in the Collection Account allocable to each Series and (iii) the Receivables in Defaulted Accounts allocable to each Series shall be determined in accordance with the provisions of the related Supplement. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, cause the Trustee to withdraw the required amounts from the Collection Account and cause the Trustee to deposit such amounts into the applicable Principal Account, the applicable Interest Funding Account, the Excess Funding Account, or any Series Account or pay such amounts to the Holder of the Exchangeable Transferor Security in accordance with the provisions of this Article IV and the Supplements.

(d) Unallocated Principal Collections; Excess Funding Account. On each Business Day, Shared Principal Collections shall be allocated to each outstanding Series pro rata based on the Principal Shortfall, if any, for each such Series, and then, at the option of the Transferor, any remainder may be applied as principal with respect to the Variable Funding Securities. The Servicer shall pay any remaining Shared Principal Collections on such Business Day to the Transferor; provided, that if the Transferor Interest as determined on such Business Day does not exceed the Minimum Transferor Interest, then such remaining Shared Principal Collections shall be deposited in the Excess Funding Account to the extent necessary to increase the Transferor Interest above the Minimum Transferor Interest; provided, further, that if an Amortization Period has commenced and is continuing with respect to more than one outstanding Series, such remaining Shared Principal Collections shall be allocated to such Series pro rata based on the Investor Percentage for Principal Receivables applicable for such Series.

(e) Amounts in Excess Funding Account. Amounts on deposit in the Excess Funding Account on any Business Day will be invested by the Servicer (or, at the direction of the Transferor, by the Trustee) pursuant to the second paragraph of subsection 4.2(e) in Cash Equivalents which shall mature and be available on or before the next Business Day on which amounts may be released from the Excess Funding Account. Earnings from such investments received shall be deposited in the Collection Account and treated as Finance Charge Collections. Any investment instructions to the Trustee shall be in writing and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the date required by this Agreement. If on any Business Day other than a Business Day on which a Pay Out Event or a Prospective Pay Out Event has occurred and is continuing, the Transferor Interest is greater than the Minimum Transferor Interest, amounts on deposit in the Excess Funding Account may, at the option of the Transferor, be released to the Holder of the Exchangeable Transferor Security. On the first Business Day of the Amortization Period for any Series, funds on deposit in the Excess Funding Account will be deposited in the Principal Account for such Series to the extent of the lesser of (x) the Invested Amount of such Series and (y) the amount then on deposit in the Excess Funding Account.


               [THE REMAINDER OF ARTICLE IV IS RESERVED AND SHALL
           BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                               [End of Article IV]

                                   ARTICLE V

              [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY
                     SUPPLEMENT WITH RESPECT TO ANY SERIES]

                               [End of Article V]

                                   ARTICLE VI

                                 THE SECURITIES

Section 6.1 The Securities.      Subject to Sections 6.10 and 6.13, the Investor
Securities of each Series and any Class thereof may be issued in bearer form (the "Bearer Securities") with attached interest coupons and, if applicable, a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Securities"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor may elect at any time, by written notice to the Trustee, to have its interest in the Transferor Interest be (i) an uncertificated interest or (ii) evidenced by an Exchangeable Transferor Security. If the Transferor elects to have its interest in the Transferor Interest be uncertificated, it shall deliver to the Trustee for cancellation any Exchangeable Transferor Security previously issued. If the Transferor elects to have its interest in the Transferor Interest be evidenced by an Exchangeable Transferor Security, the Exchangeable Transferor Security shall be issued pursuant hereto or to Section 6.9 or Section 6.10, substantially in the form of Exhibit A and shall upon issuance be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. The Investor Securities shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and
6.2. Unless otherwise specified in any Supplement, any Investor Security shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, and shall be issued upon original issuance in an original aggregate principal amount equal to the Initial Invested Amount. The Exchangeable Transferor Security shall be issued as a single security. Each Security shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Securities bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Securities or does not hold such office at the date of such Securities. No Security shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been validly issued and duly authenticated and delivered hereunder. All Securities shall be dated the date of their authentication except Bearer Securities which shall be dated the applicable Issuance Date as provided in the related Supplement.

Section 6.2 Authentication of Securities. Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Supplemental Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Securities (or applicable Classes thereof), upon the written order of the Transferor. Upon the issuance of such Investor Securities, such Investor Securities shall be validly issued, fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Transferor Security, if applicable, to the Transferor simultaneously with its delivery of the initial Series of Investor Securities. Upon a New Issuance as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Securities of additional Series (with the designation provided in the related Supplement), upon the written order of the Transferor. Upon the written order of the Transferor, the Securities of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Securities. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Security that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depositary. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Securities that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10.

Section 6.3       Registration of Transfer and Exchange of Securities.

(a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar") in accordance with the provisions of Section 11.16, a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Securities of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Securities as herein provided. Whenever reference is made in this Agreement to the transfer or exchange of the Securities by the Trustee, such reference shall be deemed to include the transfer or exchange on behalf of the Trustee by a Transfer Agent and Registrar. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Securities and transfers and exchanges of the Investor Securities as herein provided. If any form of Investor Security is issued as a Global Security, the Trustee may, or if and so long as any Series of Investor Securities are listed on a stock exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar, which will also be a co-paying agent, in such city as the Transferor may specify. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer and the Transferor. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Transferor shall appoint a successor Transfer Agent and Registrar. If any Series with respect to which Book Entry Securities were originally issued is no longer issued as Book-Entry Securities, then the Transferor may appoint a successor Transfer Agent and Registrar.

                  Unless otherwise provided in the related Supplement, in the case of any Investor Security with respect to which no Opinion of Counsel to the effect that such Investor Security (or Class or Series to which such Investor Security pertains) will be characterized as indebtedness for federal income tax purposes was delivered, no sale, assignment, participation, pledge, hypothecation, transfer or other disposition of such Investor Security (or any interest therein) shall be made unless the Transferor shall have granted prior consent thereto, which consent may not be unreasonably withheld and, provided further, that for purposes of this sentence, it shall in all cases be reasonable for the Transferor to withhold consent to such proposed sale, assignment, participation, pledge, hypothecation, transfer or other disposition of all or any part of a Security (or any interest therein) if the transaction would, if effected, give rise to any adverse tax consequence, as determined in the sole and absolute discretion of the Transferor.

                  Upon surrender for registration of transfer of any Security at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, subject to the provisions of subsection 6.3(c), and the Trustee shall (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph shall not apply to Bearer Securities.

                  At the option of any Holder of Registered Securities, Registered Securities may be exchanged for other Registered Securities of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Securities to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Securityholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Securities may be exchanged for other Bearer Securities or Registered Securities of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Securities to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Security surrendered pursuant to this Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Security so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

                  Whenever any Investor Securities of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver, the Investor Securities of such Series which the Securityholder making the exchange is entitled to receive. Every Investor Security presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Securityholder thereof or his attorney-in-fact duly authorized in writing.

                  The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Security of any Series for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to the Investor Securities of such Series.

                  Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Securities, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities.

                  All Investor Securities (together with any Coupons attached to Bearer Securities) surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and dispose of any Global Security upon its exchange in full for Definitive Securities, but shall not be required to destroy such Global Securities. Such security shall also state that a security or securities of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Security exchanged for Definitive Securities.

                  The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Securities and Registered Securities in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Securities.

(b) Except as provided in Section 6.9 or 7.2 or in any Supplement, in no event shall the Exchangeable Transferor Security or any interest therein, or, as the case may be, the uncertificated interest in the Transferor Interest or any interest therein, be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Securities and (2) an Opinion of Counsel that such transfer does not (i) adversely affect the conclusions reached in any of the federal income tax opinions issued in connection with the original issuance of any Series of Investor Securities or (ii) result in a taxable event to the holders of any such Series.

(c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Securities containing a legend relating to the restrictions on transfer of such Registered Securities (which legend shall be set forth in the Supplement relating to such Investor Securities) shall be effected only if the conditions set forth in such related Supplement are satisfied.

                  Whenever a Registered Security containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by an officer of the Servicer prior to registering any such transfer or authenticating new Registered Securities, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

(d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or an agency or agencies where Investor Securities of such Series may be surrendered for registration of transfer or exchange.

(e) Prior to the Transfer of any portion of a Transferor Retained Class, the Trustee shall have received an Opinion of Counsel to the effect that such proposed Transfer will not adversely affect the Federal or Applicable Tax State income tax characterization of any outstanding Series of Investor Securities or the taxability (or tax characterization) of the Trust under Federal, Minnesota or Delaware income tax laws. The Transferor shall provide to Moody's notice of any such Transfer and a copy of the Opinion of Counsel described above.

Section 6.4 Mutilated, Destroyed, Lost or Stolen Securities. If (a) any mutilated Security (together, in the case of Bearer Securities, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Security and (b) in the case of destruction, loss or theft, there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to hold each of them and the Trust harmless, then, in the absence of notice to the Trustee that such Security has been acquired by a protected purchaser, the Trustee shall (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Security under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Security issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Security shall be found at any time.

Section 6.5 Persons Deemed Owners. Prior to due presentation of a Security for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Securities evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Securities owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Securities which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Securities so owned that have been pledged in good faith shall not be disregarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Securities and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

                  In the case of a Bearer Security, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Security or Coupon as the owner of such Bearer Security or Coupon for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Securities so owned that have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Securities and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

Section 6.6       Appointment of Paying Agent.

(a) The Paying Agent shall make distributions to Investor Securityholders from the appropriate account or accounts maintained for the benefit of Securityholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Transferor if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Transferor if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Transferor and the Servicer. Upon the resignation of the Paying Agent, if the Paying Agent was not the Trustee, the Trustee shall be the successor Paying Agent unless and until another successor has been appointed as Paying Agent. In the event that the Trustee, shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  If specified in the related Supplement for any Series, so long as the Investor Securities of such Series are outstanding and the Paying Agent is not located in New York City, the Transferor shall maintain a co-paying agent in New York City (for Registered Securities only) or any other city designated in such Supplement.

(b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto and waive all rights of set off the Paying Agent may have against any sums held by it until such sums shall be paid to such Securityholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Security Owners.

Section 6.7 Access to List of Securityholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Transferor, the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Transferor, the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Transferor, the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Securityholders as of the most recent Record Date for payment of distributions to Investor Securityholders. Unless otherwise provided in the related Supplement, holders of Investor Securities evidencing Undivided Interests aggregating not less than 25% of the Invested Amount of the Investor Securities of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Securityholders of any Series with respect to their rights under this Agreement or under the Investor Securities and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Securityholders held by the Trustee and shall give the Servicer and the Transferor notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Securityholder, by receiving and holding a Security, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, the Transferor, the Servicer, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Securityholders hereunder, regardless of the source from which such information was obtained.

Section 6.8       Authenticating Agent.

(a) The Trustee may appoint one or more authenticating agents (each, an "Authenticating Agent") with respect to the Securities which shall be authorized to act on behalf of the Trustee in authenticating the Securities in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Securities. The Trustee will appoint any Transfer Agent and Registrar to be an Authentication Agent. Whenever reference is made in this Agreement to the authentication of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Transferor. The Trustee hereby initially appoints U.S. Bank National Association as its Authenticating Agent.

(b) Any institution succeeding to the corporate agency business of an Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

(c) An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Trustee and the Transferor.

(d) The Servicer agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.8.

(e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any Authenticating Agent.

(f) Pursuant to an appointment made under this Section 6.8, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  Trustee's Certificate of Authentication

                  This is one of the securities described in the Pooling and Servicing Agreement.



                                                                              ,
                                         as Authenticating Agent for the Trustee



                                         By:
                                                   Authorized Signatory

Dated:

Section 6.9       New Issuances.

(a) Upon the issuance of Investor Securities of a new Series, the Transferor shall deliver to the Trustee for authentication under Section 6.2, one or more new Series of Investor Securities. Any such Series of Investor Securities shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Securities of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

(b) The Holder of the Exchangeable Transferor Security may permit Investor Securities of one or more new Series to be issued (each, a "New Issuance") by notifying the Trustee in writing at least five Business Days in advance (a "New Issuance Notice") of the date upon which the New Issuance is to occur (a "New Issuance Date"). Any New Issuance Notice shall state the designation of any Series to be issued on the New Issuance Date and, with respect to each such Class or Series: (i) its Initial Invested Amount (or the method for calculating such Initial Invested Amount), (ii) its Security Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and
(iii) the Enhancement Provider, if any, with respect to such Series. On the New Issuance Date, the Trustee shall authenticate and deliver any such Class or Classes of such Series of Investor Securities only upon delivery to it of the following: (i) a Supplement satisfying the criteria set forth in subsection 6.9(c) and in form reasonably satisfactory to the Trustee executed by the Transferor and the Servicer and specifying the Principal Terms of such Series,
(ii) the applicable Enhancement, if any, (iii) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any,
(iv) an Opinion of Counsel to the effect that (A) any Class of the newly issued Series of Investor Securities sold to third parties will be characterized as either indebtedness or partnership interests for Federal and applicable state income tax purposes and (B) that the issuance of the newly issued Series of Investor Securities will not adversely affect the Federal or Applicable Tax State income tax characterization of any outstanding Series of Investor Securities or the taxability of the Trust under Federal or Applicable Tax State income tax laws, (v) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Class of any Series as to which it is a Rating Agency, (vi) an Officer's Certificate of the Transferor, that on the New Issuance Date after giving effect to such New Issuance (A) the Transferor Interest would be at least equal to the Minimum Transferor Interest and (B) the Retained Interest would be at least equal to the Minimum Retained Interest,
(vii) the existing Exchangeable Transferor Security, if any, and (viii) such other documents, certificates and Opinions of Counsel as may be required by the applicable Supplement. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Security, if any, and issue such Series of Investor Securities and a new Exchangeable Transferor Security, if applicable, each dated the New Issuance Date, as provided above. There is no limit to the number of New Issuances that may be performed under this Agreement.

(c) In conjunction with a New Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Securities, which may include without limitation: (i) its name or designation, (ii) the Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the Security Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the name of the Clearing Agency, if any, (vii) the rights of the Holder of the Exchangeable Transferor Security that have been transferred to the Holders of such Series pursuant to such New Issuance (including any rights to allocations of Finance Charge Collections and Principal Collections), (viii) the interest payment date or dates and the date or dates from which interest shall accrue, (ix) the method of allocating Principal Collections for such Series and the method by which the principal amount of Investor Securities of such Series shall amortize or accrete and the method for allocating Finance Charge Collections, (x) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (xi) the Series Servicing Fee Percentage, (xii) the Minimum Transferor Interest,
(xiii) the Series Termination Date, (xiv) the terms of any Enhancement with respect to such Series, (xv) the Enhancement Provider, if applicable, (xvi) the base rate applicable to such Series, (xvii) the terms on which the Securities of such Series may be repurchased or remarketed to other investors, (xviii) any deposit into any account provided for such Series, (xix) the number of Classes of such Series and, if more than one Class, the rights and priorities of each such Class, (xx) whether any fees will be included in the funds available to be paid for such Series, (xxi) the subordination of such Series to any other Series, (xxii) the Pool Factor, (xxiii) the Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be a part of a group or subject to being paired with any other Series, (xxv) whether such Series will be pre-funded, and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Securities and no Series of Investor Securities is currently rated by a Rating Agency, then as a condition to such New Issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the New Issuance will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Securities then issued and outstanding.

(d) If applicable, the Transferor may surrender the Exchangeable Transferor Security to the Trustee in exchange for a newly issued Exchangeable Transferor Security and a second security (a "Supplemental Security"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 13.1 hereof to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or a Person designated by the Transferor, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions: (i) following such exchange, the Transferor Interest (less any interest therein represented by any Supplemental Securities) would be at least equal to the Minimum Transferor Interest, (ii) following such exchange the Retained Interest (less any interest therein represented by any Supplemental Securities) equals or exceeds the Minimum Retained Interest, and (iii) the Trustee received prior to such exchange (A) a letter from the Rating Agency stating that the then current ratings on the Investor Securities of each rated class of each Series then outstanding will not be reduced or withdrawn because of the issuance of such Supplemental Security and (B) an Opinion of Counsel to the effect that (i) such Supplemental Security will be characterized as either indebtedness or a partnership interest for Federal and applicable state income tax purposes and
(ii) such Supplemental Security will not adversely affect the Federal, Minnesota or Delaware income tax characterization of any outstanding Series of Investor Securities or the taxability of the Trust under Federal, Minnesota or Delaware income tax laws. A Supplemental Security may be transferred or exchanged only upon satisfaction of the conditions set forth in clause (iii) above.

Section 6.10 Book-Entry Securities. Unless otherwise provided in any related Supplement, the Investor Securities, upon original issuance, shall be issued in the form of typewritten Securities representing the Book-Entry Securities, to be delivered to the depositary specified in such Supplement (the "Depositary") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Securities of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Security Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Security Owner will receive a definitive security representing such Security Owner's interest in the related Series of Investor Securities, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Securities of any Series ("Definitive Securities") have been issued to Security Owners pursuant to Section 6.12:

(i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

(ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Securities of each such Series) as the authorized representatives of the Security Owners;

(iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section
         6.10 shall control with respect to each such Series; and

(iv) the rights of Security Owners of Investor Securities of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Security Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depositary Agreement applicable to a Series, unless and until Definitive Securities of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Securities to such Clearing Agency Participants.

Section 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Securityholders is required under this Agreement, unless and until Definitive Securities shall have been issued to Security Owners pursuant to
Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Securities to the Clearing Agency or Foreign Clearing Agency.

Section 6.12 Definitive Securities. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depositary Agreement, and (B) the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Securities or
(iii) after the occurrence of a Servicer Default, Security Owners of a Series representing beneficial interests aggregating not less than 50% of the Invested Amount of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Security Owners, the Trustee shall notify all Security Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Securities to Security Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Securities of such Series by the applicable Clearing Agency or Foreign Clearing Agency for registration, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency, the Trustee shall issue the Definitive Securities of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Securities of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Securities, and the Trustee shall recognize the Holders of the Definitive Securities of such Series as Securityholders of such Series hereunder.

Section 6.13 Global Security; Euro-Security Exchange Date. If specified in the related Supplement for any Series, the Investor Securities may be initially issued in the form of a single temporary Global Security (the "Global Security") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount of such Series and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Security. The Global Security will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Securities. The Global Security may be exchanged in the manner described in the related Supplement for Registered Securities or Bearer Securities in definitive form.

Section 6.14 Meetings of Securityholders. To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Securities, the Transferor or the Trustee may at any time call a meeting of the Securityholders of such Series, to be held at such time and at such place as the Transferor or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Securities of such Series, subject to Section 13.1 of this Agreement.

                               [End of Article VI]

                                  ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

Section 7.1 Liability of the Transferor. The Transferor shall be liable in accordance herewith solely to the extent of the obligations specifically undertaken by the Transferor.

Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) The Transferor shall not consolidate with or merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

     (i) the business entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity,
          (x) a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia or (y) a state or national banking association that is not eligible to be a debtor under the United States Bankruptcy Code, as amended from time to time, or to any successor statute, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity, Section 9.2 hereof shall be applied by reference to events of involuntary liquidation, bankruptcy, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);

     (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate of the Transferor signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia and, in the case of subsection 7.2(a)(i)(x) and subject to customary limitations and qualifications, such entity will not be substantively consolidated with the seller under the Purchase Agreement;

     (iii)the Transferor shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer and the Rating Agency shall have provided written confirmation that such consolidation, merger, conveyance or transfer will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency;

     (iv) in the case of subsection 7.2(a)(i)(x), the successor entity shall be a special purpose bankruptcy remote entity; and

     (v) if the Transferor is not the surviving entity, the surviving entity shall file new UCC financing statements with respect to the interest of the Trustee in the Receivables.

(b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

Section 7.3 Limitation on Liability. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Securityholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Securities; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Sections 7.1 and 7.4 with respect to the Trust and the Trustee and its officers, directors, employees and agents, the Transferor shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Securityholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement or otherwise; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any of its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 7.4 Liabilities. Notwithstanding Section 7.3, by entering into this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages, penalties or liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Investor Securities as a result of the performance of the Receivables, market fluctuations, a shortfall or failure by the Enhancement Provider to make payment under any Enhancement or other similar market or investment risks associated with ownership of the Investor Securities) arising out of or based on the arrangement created by this Agreement as though this Agreement created a partnership under the Delaware Uniform Partnership Law, in which the Transferor is a general partner; provided, however, that the Transferor shall not be liable for a breach by the Servicer, DMCCB, or Metris, as applicable, of its representations, warranties, covenants, or obligations under this Agreement, the Bank Receivables Purchase Agreement, the Purchase Agreement, or any related document. The Transferor agrees to pay, indemnify and hold harmless each Investor Securityholder against and from any and all such losses, claims, damages and liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Investor Securities as a result of the performance of the Receivables, market fluctuations, a shortfall or failure by an Enhancement Provider to make payment under an Enhancement or other similar market or investment risks) except to the extent that they arise from any action by such Investor Securityholder. Any amounts to be paid by the Transferor pursuant to this Section 7.4 shall not be payable from the Trust Property conveyed by the Transferor hereunder. Subject to Sections 8.3 and 8.4, in the event of a Service Transfer, the Successor Servicer will indemnify and hold harmless the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this Section 7.4 arising from the actions or omissions of such Successor Servicer.

                              [End of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

Section 8.1 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Subject to subsection 3.1(a), the Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be (x) a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia or (y) a state or national banking association that is not eligible to be a debtor under the United States Bankruptcy Code, as amended from time to time, or to any successor statute, and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Transferor in form satisfactory to the Trustee and the Transferor, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

          (ii) the Servicer shall have delivered to the Trustee and the Transferor an Officer's Certificate of the Servicer that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia; and

          (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

Section 8.3 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Securityholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Securities; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Sections 8.1 and 8.4 with respect to the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Securityholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

Section 8.4 Servicer Indemnification of the Transferor, the Trust and the Trustee. Subject to the limitations on liability set forth in Section 8.3, the Servicer shall indemnify and hold harmless the Transferor, the Trustee and the Trust (each, an "Indemnified Party") from and against any loss, liability, reasonable expense, damage or injury, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer, with respect to activities of the Trust or the Trustee, in breach of the representations, warranties, covenants, or obligations of the Servicer under this Agreement; provided, however, that the Servicer shall not indemnify or hold harmless an Indemnified Party if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by such Indemnified Party (or any of such Indemnified Party's officers, directors, employees or agents) or the Investor Securityholders; provided, further, that the Servicer shall not indemnify or hold harmless the Transferor, the Trust, the Investor Securityholders or the Security Owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them with respect to any action taken by the Trustee at the request of the Investor Securityholders; provided further, that the Servicer shall not indemnify or hold harmless the Transferor, the Trust, the Investor Securityholders or the Security Owners as to any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them in their capacities as investors, including without limitation losses incurred as a result of Receivables in Defaulted Accounts; provided further, that the Servicer shall not indemnify or hold harmless the Transferor, the Trust, the Investor Securityholders or the Security Owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by the Transferor, the Trust, the Investor Securityholders or the Security Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith) required to be paid by the Transferor, the Trust, the Investor Securityholders or the Security Owners in connection herewith to any taxing authority; and, provided, further, that in no event will the Servicer be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any Security, recourse as to which shall be limited solely to the assets of the Trust allocated for the payment thereof as provided in this Agreement and any applicable Supplement. Any such indemnification shall not be payable from the assets of the Trust, but the Servicer shall be subrogated to the rights of the Trust with respect to the foregoing matters if and to the extent that the Servicer shall have indemnified the Trust with respect thereto. The Servicer shall indemnify and hold harmless the Trustee and its officers, directors, employees or agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of this Trust by the Trustee, the issuance by the Trust of the Securities or any of the other matters contemplated herein or in any Supplement; provided, however, that the Servicer shall not indemnify the Trustee or its officers, directors, employees or agents for any loss, liability, expense, damage or injury caused by the fraud, negligence or willful misconduct of any of them. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the resignation or removal of the Trustee and/or the termination of the Trust and shall survive the termination of the Agreement.

Section 8.5 The Servicer Not to Resign. Subject to subsection 3.1(a), the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 10.2 hereof. If the Trustee is unable within 120 days of the date of delivery to it of such Opinion of Counsel to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder (but shall have continued authority to appoint another Person as Successor Servicer).

Section 8.6 Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Transferor and the Trustee, and their agents (who shall be reasonably acceptable to the Servicer), access to the documentation regarding the Accounts and the Receivables in such cases where the Transferor or the Trustee is required in connection with the enforcement of the rights of the Investor Securityholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours,
(iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of any Credit Card Originator, the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

Section 8.7 Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to First Data Resources, Inc., a Delaware corporation. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit and Collection Policies. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof and the Servicer will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article VIII as if the Servicer had performed such duty; provided, however, that in the case of any significant delegation to a Person other than First Data Resources, Inc. or an Affiliate of DMCCB (i) written notice shall be given to the Transferor, the Trustee and to each Rating Agency of such delegation, (ii) Moody's shall have notified the Transferor and the Trustee in writing that such delegation will not result in the lowering or withdrawal of its then existing rating of any Series or Class of Investor Securities and (iii) the Transferor shall not have received written notice from Standard & Poor's that such delegation would result in the lowering or withdrawal of its then existing rating of any Series or Class of Investor Securities.

                              [End of Article VIII]



                                   ARTICLE IX

                                 PAY OUT EVENTS

Section 9.1 Pay Out Events. If any one of the following events (each, a "Trust Pay Out Event") shall occur:

(a) the Transferor, Metris or DMCCB shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, Metris or DMCCB; or the Transferor, Metris or DMCCB shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute including the United States Bankruptcy Code, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Transferor shall become unable for any reason , including the breach by DMCCB of its obligation under the Bank Receivables Purchase Agreement to transfer to Metris such of those Receivables (as defined in the Bank Receivables Purchase Agreement) that are required to be conveyed to the Trustee pursuant to this Agreement and the breach by Metris of its obligation under the Purchase Agreement to transfer Receivables (as defined in the Purchase Agreement) to the Transferor, to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

(b) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Securities shall occur without any notice or other action on the part of the Trustee or the Investor Securityholders immediately upon the occurrence of such event. The Trustee shall provide notice of a Pay Out Event in a prompt manner to each Rating Agency.

Section 9.2       Additional Rights Upon the Occurrence of Certain Events.

(a) If (x) the Transferor shall consent to the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor or Metris (an "Insolvency Event"), on the day of such Insolvency Event (the "Appointment Day") or (y) the Retained Percentage shall at any time be equal to or less than 2% (a "Trigger Event"), the following actions shall be taken and processes begun:

(i) If an Insolvency Event shall have occurred, the Transferor shall immediately cease to transfer Principal Receivables to the Trust and shall promptly give written notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, receivables accrued in respect of Finance Charge Receivables (other than Discount Option Receivables), whenever created, accrued in respect of Receivables that have been transferred to the Trust, shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

                           (ii) If an Insolvency Event or a Trigger Event shall have occurred this Agreement and the Trust shall be deemed to have terminated, subject to the liquidation, winding-up and dissolution procedures described below; provided, however, that within 15 days of the date of written notice to the Trustee, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or a Trigger Event has occurred, that the Trust has terminated, and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables pursuant to this Agreement (a "Disposition"), and (ii) send written notice to the Investor Securityholders describing the provisions of this Section 9.2 and requesting each Investor Securityholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Securityholder wishes the Trustee to instruct the Servicer not to effectuate a Disposition, or
         (B) the Investor Securityholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take, or (C) the Investor Securityholder wishes the Servicer to effect a Disposition. If after 90 days from the day notice pursuant to clause
         (i) above is first published (the "Publication Date"), the Trustee shall not have received the written instruction described in clause (A) above from Holders of Investor Securities representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or, in the case of a Series having more than one Class, each Class of such Series) and the holders of any Supplemental Securities or any other interest in the Transferor Interest other than the Transferor as provided in Section 6.3(b) (for each Series, a "Holders' Majority"), the Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, a Holders' Majority instruct the Trustee not to effectuate a Disposition of the portion of the Receivables allocable to such Series, the Trust shall be reconstituted and continue with respect to such Series pursuant to the terms of this Agreement and the applicable Supplement (as amended in connection with such reconstitution). The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of
         (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Finance Charge Collections and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Collections for all Series outstanding and (2) the Invested Amount of such Series. The Transferor, but none of its Affiliates, shall be permitted to bid for the Receivables. In addition, the Transferor, but none of its Affiliates, shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee shall use its best efforts to effectuate a Disposition by the use of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. The Trustee may obtain a prior determination from any such bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed Disposition are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

(b) The proceeds from the Disposition pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, however, that the proceeds from a Disposition with respect to any Series shall be applied solely to make payments to such Series; provided further, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds that are allocable to Finance Charge Collections and the amount of such proceeds that are allocable to Collections of Principal Receivables. Unless the Trustee receives written instructions from Investor Securityholders of one or more Series to continue the Trust with respect to such Series as provided in subsection 9.2(a) above, on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Securityholders of each Series, the Trust shall terminate.

(c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                               [End of Article IX]


                                   ARTICLE X

                                SERVICER DEFAULTS

Section 10.1 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement; provided, however, that any such failure caused by a non-willful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

(b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Securityholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by the Holders of Investor Securities evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to materially adversely affect such Investor Securityholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Securityholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by the Holders of Investor Securities evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to materially adversely affect such Investor Securityholders for such period; or

(d) the Servicer shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, any of the Transferor (with the consent of the Holders of Investor Securities evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount), the Trustee, or the Holders of Investor Securities evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee and the Transferor if given by the Investor Securityholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Excess Funding Account, the Interest Funding Account or the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer. In connection with any service transfer, all reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the records, correspondence and other documents with respect to the Receivables and the other Trust Property to the Successor Servicer and amending this Agreement to reflect such succession as Successor Servicer pursuant to this Section 10.1 and Section 10.2 shall be paid by the Servicer (unless the Trustee is acting as the Servicer on a temporary basis, in which case the original Servicer shall be responsible therefor) upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of five Business Days or under subsection 10.1(b) or (c) for a period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war or terrorism, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, bank closings, communications outages, computer failure or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Securities with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

Section 10.2      Trustee to Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or as otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency and the Transferor of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. If such Successor Servicer is unable to accept such appointment, the Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate of the Servicer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee, except in the case of a Servicer Default set forth in subsection 10.1(d), shall offer the Transferor the right to accept reassignment of all of the Receivables for an amount equal to the Aggregate Invested Amount on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Securities at the applicable Security Rate through the date of such purchase; provided, however, that no such purchase by the Transferor shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Securityholders of each outstanding Series pursuant to Section 12.3 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer (but shall have continued authority to appoint another Person as Successor Servicer). The Trustee may delegate any of its servicing obligations to an affiliate or agent of the Trustee in accordance with Article III hereof. Any such delegations shall not relieve the Trustee of its liability and responsibility with respect to such duties. Notwithstanding the above, the Trustee shall, if it is legally unable to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables similar to the Receivables as the Successor Servicer hereunder.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement.

(c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to
Section 3.2. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its ratable share of the compensation of the Successor Servicer.

(d) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to
Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

Section 10.3 Notification to Securityholders. Upon the Servicer becoming aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, the Transferor and any Enhancement Provider and, upon receipt of such written notice, the Trustee shall give notice to the Investor Securityholders at their respective addresses appearing in the Security Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Transferor and to the Investor Securityholders at their respective addresses appearing in the Security Register.

Section 10.4 Waiver of Past Defaults. The Holders of Investor Securities evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each Series materially adversely affected by any default by the Servicer or Transferor may, on behalf of all Securityholders of such Series, waive any default by the Servicer or Transferor in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV, which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with
Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]


                                   ARTICLE XI

                                   THE TRUSTEE

Section 11.1      Duties of Trustee.

(a) The Trustee, prior to the occurrence of any Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or duties shall be read into this Agreement against the Trustee. If a Responsible Officer has received written notice that a Servicer Default has occurred (and such Servicer Default has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 8.5 or 10.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable receivables that it services for itself or others.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall retain all such items for at least one year after receipt and shall make such items available for inspection by any Investor Securityholder at the Corporate Trust Office, such inspection to be made during regular business hours and upon reasonable prior notice to the Trustee.

(c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Securities evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series, or exercising any trust or power conferred upon the Trustee with respect to such Series, under this Agreement; and

(iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.1 or of any breach by the Servicer contemplated by clause (c) of Section 10.1 or any Pay Out Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or Pay Out Event or the Trustee receives written notice of such failure, breach or Pay Out Event from the Servicer, the Transferor or any Holders of Investor Securities evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby.

(d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

(e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

(f) Except as provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

(g) If a Responsible Officer of the Trustee has received written notice that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its obtaining knowledge thereof by a Responsible Officer of the Trustee to perform such obligation, duty or agreement in the manner so required.

(h) If the Transferor has agreed to transfer any of its open-end revolving credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee on behalf of the Trust will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's open-end revolving credit card receivables; provided, however, that the Trust shall not be required to enter into any intercreditor agreement that could adversely affect the interests of the Securityholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

Section 11.2 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1:

(a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Securityholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

(b) the Trustee may consult with counsel, and the advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Securityholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Securityholders or Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has knowledge, to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e) the Trustee shall not be bound to make any investigation into the facts of matters stated in the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Securityholders statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Securities evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

(f) subject to subsection 4.2(e), the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

(g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Accounts or the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

(h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate; and

(i) the right of the Trustee to perform any discretionary act enumerated in this Agreement or any Supplement or Enhancement shall not be construed as a duty, and the Trustee shall not be answerable for performance of any such act.

Section 11.3 Trustee Not Liable for Recitals in Securities. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Securities (other than the certificate of authentication on the Securities). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Securities (other than the certificate of authentication on the Securities) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account, the Principal Account or the Interest Funding Account, or any Series Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder (unless the Trustee shall have become the Successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

Section 11.4      [Reserved].

Section 11.5 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise except from the Servicing Fee) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this
Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer (which shall be covered out of the Servicing Fee).

                  The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

Section 11.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times (a) be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (b) not be a Related Person. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

Section 11.7      Resignation or Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer and the Transferor. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(c) If (i) the Trustee shall fail to perform any of its obligations hereunder,
(ii) a Securityholder shall deliver written notice of such failure to the Trustee, and (iii) the Trustee shall not have corrected such failure for 60 days thereafter, then the Transferor or the Holders of Investor Securities representing more than 50% of the Invested Amount (including related commitments of holders of Variable Funding Securities) shall have the right to remove the Trustee and (if by the Holders, with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee. Notice of any resignation or removal of the Trustee and appointment of a successor trustee shall be provided to Moody's and Standard & Poor's by the Transferor or the Servicer in a prompt manner.

Section 11.8      Successor Trustee.

(a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all funds, property, documents and statements held by it hereunder, and the Transferor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section
11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

(c) Upon acceptance of appointment by a successor trustee as provided in this
Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Securityholders at their addresses as shown in the Security Register.

Section 11.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 11.10     Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Securityholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Securityholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8. The Trustee shall provide written notice to each Rating Agency of any co-trustee or separate trustee so appointed.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement or Enhancement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Transferor.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 11.11 Tax Returns. Consistent with Section 3.7, the Trustee shall not, except as required by law, file any United States federal income tax returns on behalf of the Trust; provided, however, that if a class of Securities is issued that will be characterized (in the sole and absolute discretion of the Transferor) as equity interests in a partnership for federal income tax purposes, partnership information returns for the Trust shall be prepared and signed by the Transferor, as general partner, and the Transferor shall act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Internal Revenue Code). In the event the Trust shall be required to file tax returns, the Servicer shall at the expense of the Transferor prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Securityholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Securityholders. The Trustee, upon request, will furnish the Servicer and the Transferor with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such return. In no event shall the Trustee, the Transferor, or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Securityholders or the Security Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty or addition with respect thereto or arising from a failure to comply therewith).

Section 11.12 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Agreement or any Series of Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Securityholders in respect of which such judgment has been obtained.

Section 11.13 Suits for Enforcement. If a Servicer Default of which a Responsible Officer of the Trustee has knowledge shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Securityholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Securityholders.

Section 11.14 Rights of Securityholders to Direct Trustee. Holders of Investor Securities representing more than 50% of the Aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Invested Amount of the Investor Securities of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that Holders of Investor Securities representing more than 50% of the aggregate Invested Amount of any Class may direct the Trustee to exercise its rights under Section 8.6; provided, further, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Securityholders not parties to such direction; and provided, further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Securities.

Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

(i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America;

(ii)     the Trustee is an entity that satisfies the eligibility requirements of
         Section 11.6;

(iii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(iv)     this Agreement has been duly executed and delivered by the Trustee.

Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Securities and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer, the Transferor and to Securityholders (or in the case of Holders of Bearer Securities, in the manner provided for in the related Supplement) of any change in the location of the Security Register or any such office or agency.

                               [End of Article XI]



                                  ARTICLE XII

                                   TERMINATION

Section 12.1      Termination of Trust.

(a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Securityholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.4, 8.4 and
11.5 and subsection 12.3(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Transferor and the Holder of the Exchangeable Transferor Security notify the Trustee and the Servicer in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be not later than May 26, 2095. The Transferor and the Holder of the Exchangeable Transferor Security may, on any date following the Trust Extension, so long as no Series of Securities is outstanding, deliver a notice in writing to the Trustee and the Servicer changing the Extended Trust Termination Date.

(b) In the event that (i) the Trust has not terminated by the Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Invested Amount of any Series, exclusive of any Transferor Retained Class (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Securities to be made on the related Distribution Date during such month pursuant to Article IV), would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date an amount of Receivables up to the remaining Invested Amount if it can do so in a commercially reasonable manner. The Servicer shall notify the Transferor and each Enhancement Provider of the proposed sale of the Receivables and shall provide each Enhancement Provider an opportunity to bid on the Receivables. The Transferor shall have the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee in its sole discretion. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with
Article IV; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Collections and the amount of such proceeds which are allocable to Principal Collections. During such thirty-day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV.

(c) All principal or interest with respect to any Series of Investor Securities shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Securities is greater than zero, exclusive of any Class held by the Transferor, on its Series Termination Date (the "Affected Series"), after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date, the Trustee will sell or cause to be sold, and the Trustee will pay the proceeds to all Securityholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Securities or, if any Class of such Series is subordinated, in order of their respective seniorities, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Invested Amount of such Series at the close of business on such date (but the amount of such Principal Receivables not to be more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the Invested Amount of such Series on such date and the denominator of which is the sum of the Invested Amounts of all Series on such Date and (2) the Invested Amount of such Series). Receivables on which the Obligor has not made the full monthly payment for the prior months shall be deemed to be in default for purposes of this Section 12.1(c) to the extent that the cash allocated to any Class of Transferor Retained Securities of such Series pursuant to a sale under Section 12.1(c) is less than the amount that would have been allocated to the Holder of the Exchangeable Transferor Security and the Transferor Retained Securities had the proceeds from such sale been allocated pursuant to Section 4.3. The Servicer shall notify the Transferor and each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider an opportunity to bid on such Receivables. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Security. Upon such Series Termination Date with respect to the applicable Series of Securities, final payment of all amounts allocable to any Investor Securities of such Series shall be made in the manner provided in
Section 12.3.

Section 12.2      Optional Termination.

(a) If so provided in any Supplement, the Transferor (so long as the Transferor is the Servicer or an Affiliate of the Servicer) may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Securities on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferor are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver to the Trustee, with a copy to Moody's, an Officer's Certificate of the Transferor which shall have attached to it the relevant fraudulent conveyance statue, if any, and set forth the factual basis for a conclusion that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

(b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Securityholders of the related Series pursuant to Section 12.3 on the related Distribution Date following the date of such deposit. All Securities of a Series with respect to which a final distribution has been made pursuant to subsection 12.2(a) shall be delivered by the Holder to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Invested Amount of each Series with respect to which a final distribution has been made pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Invested Amount of such Series.

Section 12.3      Final Payment with Respect to any Series.

(a) Written notice of any termination, specifying the Distribution Date upon which the Investor Securityholders of any Series may surrender their Securities for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least four Business Days' prior notice from the Servicer to the Trustee) by the Trustee to the Transferor and the Investor Securityholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(a), 10.2(a), or 12.2(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Securities will be made upon presentation and surrender of such Investor Securities at the office or offices therein designated (which, in the case of Bearer Securities, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Securities at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to the Transferor and the Investor Securityholders.

(b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Excess Funding Account, the Interest Funding Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Securityholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Securityholders of the related Series upon surrender of their Securities (which surrenders and payments, in the case of Bearer Securities, shall be made only outside the United States). In the event that all of the Investor Securityholders of any Series shall not surrender their Securities for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Securities, publication notice) to the remaining Investor Securityholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Securities for cancellation and receive the final distribution with respect thereto. If within one and one half years after the second notice with respect to a Series, all the Investor Securities of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Securityholders of such Series concerning surrender of their Securities, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Securityholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Securityholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates otherwise.

(c) All Securities surrendered for payment of the final distribution with respect to such Securities and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

Section 12.4 Termination Rights of Holder of the Exchangeable Transferor Security. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Transferor Security, if applicable, the Trustee shall execute a written reconveyance substantially in the form of Exhibit F pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Security (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case prepared by the Transferor and without recourse, representation or warranty (other than a warranty that such property is conveyed free and clear of any Lien of any Person claiming by or through the Trustee) as shall be reasonably requested by the Holder of the Exchangeable Transferor Security to vest in such Holder all right, title and interest which the Trust had in the Receivables and other Trust Property.

                              [End of Article XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1      Amendment.

(a) This Agreement (including any Supplement) may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity, to revise any exhibits or Schedules (other than Schedule 2), to correct or supplement any provisions herein or thereon which may be inconsistent with any other provisions herein or thereon or (ii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any of the Investor Securityholders; provided further, that such action shall not effect a significant change in the Permitted Activities of the Trust. Additionally, this Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Securityholders, to add to or change any of the provisions of this Agreement to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Securities to comply with the Bearer Rules, to permit Bearer Securities to be issued in exchange for Registered Securities (if then permitted by the Bearer Rules), to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Securities in uncertificated form.

                  This Agreement (including any Supplement), and any schedule or exhibit thereto may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Securities; provided, however, that (i) the Transferor shall have provided an Officer's Certificate of the Transferor to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Securityholders, (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Securities or any Security Owner and (iii) the Transferor shall have provided at least ten Business Days prior written notice to each Rating Agency of such amendment and shall have received written confirmation from each Rating Agency to the effect that the rating of any Series or any class of any Series will not be reduced or withdrawn as a result of such amendment; provided further, that such action shall not effect a significant change in the Permitted Activities of the Trust; provided, further, that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Security of such Series without the consent of the related Investor Securityholder, change the definition of or the manner of calculating the interest of any Investor Securityholder of such Series without the consent of the related Investor Securityholder or reduce the percentage pursuant to Subsection 13.1(b) required to consent to any such amendment, in each case without the consent of all such Investor Securityholders.

                  (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee (A) in the case of a significant change in the Permitted Activities of the Trust which is not materially adverse to Holders of Investor Securities, with the consent of Holders of Investor Securities evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of each outstanding Series affected by such change, and (B) in all other cases with the consent of the Holders of Investor Securities evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each and every Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Investor Securityholders of any Series then issued and outstanding; provided, however, that no such amendment under this subsection shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Security of such Series without the consent of all of the related Investor Securityholders; (ii) change the definition of or the manner of calculating the interest of any Investor Securityholder of such Series without the consent of the related Investor Securityholder or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Securityholders.

                  (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the terms and in accordance with the procedures provided in such Supplement.

                  (d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Securityholder of each Series adversely affected and ten Business Days prior to the proposed effective date for such amendment the Servicer shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for such Series.

                  (e) It shall not be necessary to obtain the consent of Investor Securityholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Securityholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (f) Any Supplement executed and delivered pursuant to Section
6.9 and any amendments regarding the addition or removal of Receivables from the Trust as provided in Sections 2.6 or 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

                  (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor to the effect that the amendment complies with all requirements of this Agreement. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

Section 13.2      Protection of Right, Title and Interest to Trust.

(a) The Transferor shall cause this Agreement, all amendments hereto and/or all financing statements, and continuation statements and other amendments thereto, and any other necessary documents covering the Securityholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Securityholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Transferor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

(b) The Transferor shall not change its name or its type or jurisdiction of organization without previously having delivered to the Trustee an Opinion of Counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first priority perfected security interest of the Trustee in the Receivables.

(c) The Transferor and the Servicer each shall give the other and the Trustee prompt notice of any relocation of its chief executive office or any change in the jurisdiction under whose laws it is organized. The Transferor and the Servicer each shall at all times maintain its chief executive office within the United States and shall at all times be organized under the laws of the United States or a jurisdiction located within the United States.

(d) The Transferor will deliver to the Trustee on or before March 31 of each year, beginning with March 31, 1996, an Opinion of Counsel, substantially in the form of Exhibit E and upon each date that any Supplemental Accounts are to be included in the Accounts pursuant to subsection 2.6(c) an Opinion of Counsel substantially in the form of Exhibit I.

Section 13.3      Limitation on Rights of Securityholders.

(a) The death or incapacity of any Investor Securityholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Securityholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Investor Securityholder shall have any right to vote (except with respect to the Investor Securityholders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities, be construed so as to constitute the Securityholders from time to time as members of an association; nor shall any Investor Securityholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Securityholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Securityholder previously shall have given written notice to the Trustee, and unless the Holders of Securities evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Securityholder with every other Securityholder and the Trustee, that no one or more Securityholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Securityholders of any other of the Securities, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Securityholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 13.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The undersigned hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, Tenth Floor, Wilmington, New Castle County, Delaware 19801, as such agent.

Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by certified mail, return receipt requested, to (a) in the case of the Transferor to 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, Attention: Treasurer,
Telephone: (952) 417-5645, Telecopy: (952) 417-5660, (b) in the case of the Servicer, 17600 North Perimeter Drive, Scottsdale, Arizona 85255, Attention:
Treasurer, Telephone: (952) 417-5711, Telecopy: (952) 417-5660, with a copy to 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305, Attention: General Counsel, Telephone: (952) 358-4339, Telecopy: (952) 593-4884, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Security Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Securities, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any Notice to Investor Securityholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice.

Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or rights of the Securityholders thereof.

Section 13.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Securities representing not less than 66 2/3% of the Invested Amount of each Series on a Series by Series basis. Upon such assignment, the Trustee shall provide notice to Moody's in a prompt manner.

Section 13.8 Securities Non-Assessable and Fully Paid. Except to the extent otherwise expressly provided in Section 7.4 with respect to the Transferor, it is the intention of the parties to this Agreement that the Investor Securityholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Securities shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Securities upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

Section 13.9 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the authorization of any financing statements, or continuation statements and other amendments thereto, relating to the Receivables and the other Trust Property for filing under the provisions of the UCC of any applicable jurisdiction.

Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferor, the Servicer, the Trustee, any Enhancement Provider or the Investor Securityholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 13.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 13.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders and, to the extent provided in the related Supplement, to the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

Section 13.13     Actions by Securityholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Securityholders, such action, notice or instruction may be taken or given by any Investor Securityholder, unless such provision requires a specific percentage of Investor Securityholders.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind such Securityholder and every subsequent holder of such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Security.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or any Supplement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Transferor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement or any Supplement and conclusive in favor of the Trustee, the Transferor and the Servicer, if made in the manner provided in this Section.

(d) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

Section 13.14 Rule 144A Information. For so long as any of the Investor Securities of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Securityholders of such Series or Class and to any prospective purchaser of Securities designated by such an Investor Securityholder upon the request of such Investor Securityholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 13.16 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 13.17 Nonpetition Covenant. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, neither the Servicer, the Trustee, the Securityholders nor the Transferor shall, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

                  To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, neither the Servicer, the Trustee nor the Securityholders shall institute, or join in instituting a proceeding against the Transferor under any Debtor Relief Law or other proceedings under any United States federal or state bankruptcy or similar law.

                              [End of Article XIII]


                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                             METRIS RECEIVABLES, INC.,
                             Transferor


                             By:/s/ Ralph A. Than
                                  Name: Ralph A. Than
                                  Title: Senior Vice President, Treasurer



                             DIRECT MERCHANTS CREDIT CARD BANK,
                                  NATIONAL ASSOCIATION, Servicer

                             By: /s/ Jeffrey D. Grosklags
                                  Name: Jeffrey D. Grosklags
                                  Title: Chief Financial Officer



                             U.S. BANK NATIONAL ASSOCIATION,
                             Trustee

                             By:/s/ Tamara Schultz-Fugh
                                  Name: Tamara Schultz-Fugh
                                  Title: Vice President

 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT]




                                                                      SCHEDULE 1

                                Account Schedule


                                                                      SCHEDULE 2


                            TAX RETURNS AND PAYMENTS

                Metris Companies Inc. ("Metris") and its subsidiaries (including the Transferor) have filed all applicable federal, state and material local tax returns and have paid or caused to be paid all associated taxes due and payable on such returns or on any assessments received by them; except that Metris and its subsidiaries (including the Transferor) have not filed certain sales or use tax returns purported to be required or collected or paid taxes owing relating to such returns because they believe the requirements are invalid and unenforceable under the commerce clause of the United States Constitution as interpreted by the Supreme Court in National Bellas Hess v. Department of Revenue of Illinois, 386 U.S. 753 (1967) and the supporting lines of cases, including Quill Corp. v. North Dakota, 112 S. Ct. 1904 (1992).

                  In addition, because one of the subsidiaries of Metris, Direct Merchants Credit Card Bank, National Association ("DMCCB"), is a national banking entity which derives the majority of its income from Mastercard credit cards, it may be subject to special financial institution rules in certain states. Such rules attempt to impute state income tax nexus to a credit card company if it obtains finance revenue and/or has credit card receivables generated from customers in that state. Of the states that have adopted such financial institution rules, Minnesota is the only state where Metris and its subsidiaries are currently filing income or franchise tax returns. Various other states currently have rules pursuant to which they may attempt to impose income tax nexus based upon such credit card activity. DMCCB has not filed in states other than Minnesota because it believes the above referenced financial institution rules will not materially affect DMCCB, due to current interpretations of the enforceability of legislation, prior court decisions and the volume of business in states that have passed similar legislation.



                                                                       EXHIBIT A

                    FORM OF EXCHANGEABLE TRANSFEROR SECURITY

No. 1                                                                   One Unit

                               METRIS MASTER TRUST
                              ASSET BACKED SECURITY

                  THIS SECURITY WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS SECURITY IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS SECURITY BY THE TRUSTEE UPON WRITTEN REQUEST.

                 This Security represents an Undivided Interest
                           in the Metris Master Trust

                  Evidencing an undivided interest in a trust, the corpus of which consists of open-end or revolving credit receivables generated from time to time in the ordinary course of business by Direct Merchants Credit Card Bank, National Association ("DMCCB" or the "Servicer") and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                 (Not an interest in or a recourse obligation of
                            Metris Receivables, Inc.,
             Direct Merchants Credit Card Bank, National Association
                      or any Affiliate of either of them.)

                  This certifies that METRIS RECEIVABLES, INC. ("MRI," the "Holder" or the "Transferor," as the context requires) is the registered owner of a fractional undivided interest in the Metris Master Trust (the "Trust") issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002 (the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto) by and among MRI, as Transferor, DMCCB, as the Servicer, and U.S. Bank National Association, as Trustee (the "Trustee"), as supplemented by each supplement thereto existing from time to time. The corpus of the Trust will consist of the Trust Property (as defined in the Pooling and Servicing Agreement).


                  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Security is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

                  This Security has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Security shall be permitted other than in accordance with the provisions of Section 6.1, 6.3, 6.9 or 7.2 of the Pooling and Servicing Agreement.

                  The Receivables arise generally from revolving credit consumer credit card accounts.

                  This Security is the Exchangeable Transferor Security (the "Security"), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Exchangeable Transferor Security. The aggregate interest represented by this Security at any time in the Principal Receivables in the Trust shall not exceed the Transferor Interest at such time. In addition to this Security, Series of Investor Securities will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Security shall not represent any interest in any Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus amounts on deposit in the Excess Funding Account and Pre-Funding Account (but not including any investment earnings thereon) minus the Aggregate Invested Amount at the end of such day.

                  The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections. Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Exchangeable Transferor Security an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Principal Collections and Finance Charge Collections, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Security pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay such amounts as collected to the Holder of the Exchangeable Transferor Security.

                  DMCCB or any permitted successor or assignee, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Exchangeable Transferor Security pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Exchangeable Transferor Security and none of the Trust, the Trustee or the Investor Securityholders will have any obligation to pay such portion of the servicing fee.

                  This Security does not represent a recourse obligation of, or any interest in, the Transferor or the Servicer. This Security is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Exchangeable Transferor Security (without recourse, representation or warranty) all right, title and interest of the Trustee in the Receivables, whether then existing or thereafter created, and all proceeds relating to the foregoing, and all moneys due or to become due with respect to all of the foregoing (including all accrued interest theretofore posted as Finance Charge Receivables) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Exchangeable Transferor Security to vest in such Holder all right, title and interest which the Trustee had in the Receivables and other Trust Property.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Security shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Transferor has caused this Security to be duly executed.

                          METRIS RECEIVABLES, INC.


                          By:
                               Name:
                               Title:


Date:



                          CERTIFICATE OF AUTHENTICATION

This is the Exchangeable Transferor Security referred to in the within-mentioned Pooling and Servicing Agreement.


                             Authenticating Agent


                             By:
                                  Name:
                                  Title:



Metris Receivables, Inc.                                             Metris Master Trust Series [____-_]                   Exhibit B


         Direct Merchants Credit Card Bank, N.A.
Daily Trust Activity Worksheet
                                                                                                                    Daily Report
                                                                                                                    Month/Day/Year
                                  Class A  Class B  Excess Collateral Series  Series  Series  Series   Transferor   Trust Totals


Interest
Beginning Receivables Balance
Excess Funding Account Balance
Principal Receivables + Excess
Funding Account

Beginning Invested Amount
   (Before PFA withdrawal)
Pre-Funding w/d; CP issue/paydown;
new cert.
Amount Reallocated
Amount Reimbursed
Beginning Invested Amount

Floating Allocation Percentage                                                                                         100.00000000%
Fixed\Floating Allocation Percentage                                                                                   100.00000000%

Finance Charge Collections
   (Incl. Excess Funding Account
Earnings)
Principal Collections
Total Collections

Period Type
Finance Charge Allocations
Principal Allocations

Default Allocation Recognition %                                                                                       100.00000000%
Default Recognition Date

Defaults
Recoveries
Dilution

New Receivables

Ending Invested Amount




                                                                       Exhibit C




Metris Receivables, Inc.   Metris Master Trust   Series [____-_]  Monthly Report
Securityholder's Statement                                            Month-Year
Section 5.2                    Class A *  Class B   Excess Collateral      Total

(i)Security Amount
   * Based on month-end level.
     Security amount varied
     during the month.
(ii)Security Principal Distributed
(iii)Security Interest Distributed
(iv)Principal Collections
(v) Finance Charge Collections
    Recoveries
    Interest Earned on Accounts
    Total Finance Charge Collections
    Total Collections
(vi)Aggregate Amount of Principal
    Receivables
    Invested Amount (End of Mth)
    Floating Allocation Percentage
    Invested Amount (Beg. of Mth)
    Average Daily Invested Amount
(vii) Receivable Delinquencies
      (As a % of Total Receivables)
      Current
      30 Days to 59 Days (1 to 29 Days
      Contractually Delinquent)
      60 Days to 89 Days (30 to 59 Days
      Contractually Delinquent)
      90 Days and Over (60+ Days
      Contractually Delinquent)
         Total Receivables
(viii) Aggregate Investor Default Amount
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)
(ix) Charge-Offs
(x) Servicing Fee
(xi) Pool Factor
(xii) Unreimbursed Redirected Principal Collections
(xiii) Excess Funding Account Balance
       Prefunding Account Balance
(xiv)  Aggregate Interest Rate Caps
       Notional Amount
       Deposit to Caps Proceeds Amount
Average Net Portfolio Yield
Minimum Base Rate


                                                                       EXHIBIT D

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                            METRIS RECEIVABLES, INC.

                               METRIS MASTER TRUST

                  The undersigned, a duly authorized representative of Direct Merchants Credit Card Bank, National Association ("DMCCB"), as Servicer, pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of January 22, 2002 (the "Pooling and Servicing Agreement") by and among Metris Receivables, Inc., as Transferor (the "Transferor"), DMCCB, as Servicer (the "Servicer"), and U.S. Bank National Association, as trustee (the "Trustee"), does hereby certify that:

          1.   DMCCB is Servicer under the Pooling and Servicing Agreement.

          2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

          4. A review of the activities of the Servicer during (the period from the Closing Date until) (the twelve fiscal month period ended) , 20__ was conducted under our supervision.

          5. Based on such review, the Servicer has, to the best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

          6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to us to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None."]

        IN WITNESS WHEREOF, the undersigned has duly executed this certificate this day of

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, as Servicer


                    By:
                        Name:
                        Title:

                                                                       EXHIBIT E



                        FORM OF ANNUAL OPINION OF COUNSEL

                  The opinion set forth below, which is to be delivered pursuant to subsection 13.2(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Initial Closing Date with respect to similar matters.

                  No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through of the following year to continue the perfected status of the interest of the Trustee in the collateral described in the financing statements referred to in such opinion.




                                                                       EXHIBIT F
                              FORM OF RECONVEYANCE

                  RECONVEYANCE, dated as of ___________, by and between METRIS RECEIVABLES, INC. (the "Transferor") and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


                                   WITNESSETH:

                  WHEREAS, the Transferor, the Trustee and Direct Merchants Credit Card Bank, National Association, as Servicer (the "Servicer"), are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, the Trust has terminated pursuant to the Pooling and Servicing Agreement, and all amounts due under the Pooling and Servicing Agreement have been paid;

                  WHEREAS, the Transferor wishes to cause the Trustee to reconvey certain Trust Property to the Transferor, and the Trustee is willing to make such reconveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

     1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement unless otherwise defined herein.

     2. Reconveyance of Trust Property.

(a) The Trustee does hereby reconvey to the Transferor, without recourse, all of the Trustee's right, title and interest in, to and under, and the Trustee does hereby release its lien on and security interest in, all Receivables now existing and hereafter arising in the Accounts, all other Trust Property, and all proceeds of the foregoing[, except in each case amounts held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement].

(b) In connection with the foregoing reconveyance, the Trustee agrees to record and file one or more termination statements (and financing statements or amendments) as may be reasonably requested by the Transferor.

     3. Counterparts. This Reconveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  4. GOVERNING LAW. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The undersigned hereby declare that it is their intention that this Reconveyance shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees
(a) that this Reconveyance, entered into in accordance with the terms and conditions of the Pooling and Servicing Agreement, involves at least $100,000.00, and (b) that this Reconveyance has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)
(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, Tenth Floor, Wilmington, New Castle County, Delaware 19801, as such agent.



            [The remainder of this page is left blank intentionally.]


                  IN WITNESS WHEREOF, the Trustee and the Transferor each has caused this Reconveyance to be duly executed by their respective officers as of the day and year first written above.

                                U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee



                                By:
                                   Name:
                                   Title:



                                METRIS RECEIVABLES, INC.,
                                      as Transferor



                                By:
                                   Name:
                                   Title:



Agreed and acknowledged:

DIRECT MERCHANTS CREDIT CARD BANK,
         NATIONAL ASSOCIATION,
         as Servicer



By:
      Name:
      Title:







                                                                       EXHIBIT G



                         FORM OF AGREED-UPON PROCEDURES

                  The Servicer and Trustee will engage a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or any of its subsidiaries) to perform certain agreed-upon procedures substantially similar to the following:

                  1) The accountants will obtain the Master Trust schedules showing the daily amount of eligible accounts receivable activity (hereinafter referred to as the "Daily Report") for 5 days within the period and compare amounts set forth on the Daily Report representing sales, cash advances, payments, interest income, and charge offs and miscellaneous charges and adjustments, with the corresponding amounts set forth in the Servicer's accounts receivable reports and recompute the mathematical accuracy of amounts and percentages within the Daily Report.

                  2) For 5 days within the period, the accountants will compare the payments appearing on the Servicer's accounts receivable reports to an entry on the relevant Daily Report. The accountants will compare the cash transfers indicated on the Daily Reports to entries on the relevant Master Trust bank statements.

                  3) The accountants will compare the aggregate customer balances in the "30-59 day delinquent" and "90-119 day delinquent" categories as reflected on the monthly Settlement Statement to the corresponding amounts set forth in the Servicer's accounts receivable aging reports as of 3 month-ends within the period.

                  4) For 5 weekly periods, the accountants will compare the beginning of week and end of week total receivables balances on the Servicer's accounts receivable reports with the corresponding balances on the corresponding Daily Report and will verify the amounts of the calculation of beginning and ending Principal Receivable balances and beginning and ending Finance Charge Receivables balances on each Daily Report within each weekly period.

                  5) For 5 days within the period, the accountants will recompute the daily allocation of Principal and Finance Charge Collections to each series based upon information appearing on the Daily Reports.

                  6) For one monthly Settlement Statement during the period, the accountants will compare the amounts and percentages appearing therein to the information appearing in the corresponding Daily Reports for such month.



                                                                       EXHIBIT H



           FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS

     ASSIGNMENT NO. __ OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS, dated as of ___________, by and between METRIS RECEIVABLES, INC. (the "Transferor") and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


WITNESSETH:

                  WHEREAS, the Transferor, the Trustee and Direct Merchants Credit Card Bank, National Association, as Servicer (the "Servicer"), are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to designate Supplemental Accounts to be included as Accounts, and the Transferor wishes to convey its right, title and interest in and to the Receivables of such Supplemental Accounts, whether existing on the Addition Cut-Off Date or thereafter created, to the Trustee pursuant to this Assignment and the Pooling and Servicing Agreement; and

                  WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement unless otherwise defined herein.

                 "Addition Cut-Off Date" shall mean, with respect to the Supplemental Accounts, __________.

                  "Addition Date" shall mean, with respect to the Supplemental Accounts, __________.

                  "Supplemental Accounts" shall mean the Supplemental Accounts, as defined in the Pooling and Servicing Agreement, that are designated hereby and listed on Schedule 1 hereto.

                  "Additional Transferred Assets" shall have the meaning set forth in subsection 3(a).

                  2. Designation of Supplemental Accounts. The Transferor delivers herewith an Account Schedule containing a true and complete list of the Supplemental Accounts. Such Account Schedule is incorporated into and made part of this Assignment, shall be Schedule 1 to this Assignment and shall supplement
Schedule 1 to the Pooling and Servicing Agreement.

                  3.       Conveyance of Receivables.

(a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse except as provided in the Pooling and Servicing Agreement, all of the Transferor's right, title and interest in, to and under
(i) the Receivables existing in the Supplemental Accounts at the close of business on the Addition Cut-Off Date and thereafter created from time to time in the Supplemental Accounts until the termination of the Trust, (ii) all monies and investments due or to become due with respect to all of the foregoing (including, without limitation, the right to any Finance Charge Receivables, any Collections and any Recoveries), and (iii) all proceeds of all of the foregoing (collectively, the "Additional Transferred Assets").

(b) In connection with the foregoing transfer and if necessary, the Transferor agrees to record and file one or more financing statements (and continuation statements or other amendments with respect to such financing statements when applicable) with respect to the Additional Transferred Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer of the Additional Transferred Assets to the Trustee, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filing to the Trustee.

(c) In connection with the foregoing transfer, the Transferor further agrees, on or prior to the date of this Assignment, to indicate in its accounting, computer and other records that the Additional Transferred Assets have been transferred to the Trustee pursuant to this Assignment, including by identifying the Supplemental Accounts in its master file maintained in its computer files with the designation portfolio ID 0001.

(d) The parties hereto intend that the conveyance of the Transferor's right, title and interest in and to the Additional Transferred Assets shall constitute a sale, and not a secured borrowing, for accounting purposes. Nevertheless, if and to the extent that this Assignment is not deemed to be a sale, the Transferor shall be deemed to have granted, and the Transferor does hereby grant, to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Transferred Assets to secure the obligations of the Transferor hereunder and under the Pooling and Servicing Agreement and agrees that this Assignment shall constitute a security agreement under applicable law.

                  4. Acceptance by the Trustee. The Trustee hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the Account Schedule described in Section 2 of this Assignment with respect to all Supplemental Accounts.

                  5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee on the Addition Date that:

                  (a) This Assignment constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (b) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required of the Transferor in connection with the transfer of the Additional Transferred Assets to the Trustee have been obtained.

                  (c) On the Addition Cut-Off Date, each Supplemental Account is an Eligible Account. On the Addition Cut-Off Date, each Receivable contained in the Supplemental Accounts and conveyed to the Trustee by the Transferor is an Eligible Receivable.

                  (d) This Assignment creates a valid and continuing security interest (as defined in the Delaware UCC) in favor of the Trustee in the Receivables described in subsection 3(a) of this Assignment (the "Collateral"), which security interest is prior to all other Liens, except for Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Transferor.

                  (e) The Collateral constitutes "accounts" or "payment intangibles" within the meaning of the applicable UCC.

                  (f) At the time of each transfer and assignment of Collateral to the Trustee pursuant to this Assignment, the Transferor owned and had good and marketable title to such Collateral free and clear of any Lien, claim or encumbrance of any Person, except for Permitted Liens.

                  (g) The Transferor caused or will cause, within ten days of the initial execution of this Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee pursuant to this Assignment.

                  (h) Other than the transfer and the security interest granted to the Trustee pursuant to this Assignment and the Pooling and Servicing Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the Collateral other than any financing statement relating to the security interest granted to the Trustee pursuant to this Assignment and the Pooling and Servicing Agreement or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

                  6. Ratification of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby ratified, and all references to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Pooling and Servicing Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The undersigned hereby declare that it is their intention that this Assignment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Assignment, entered into in accordance with the terms and conditions of the Pooling and Servicing Agreement, involves at least $100,000.00, and (b) that this Assignment has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and
(2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, Tenth Floor, Wilmington, New Castle County, Delaware 19801, as such agent.



            [The remainder of this page is left blank intentionally.]



                  IN WITNESS WHEREOF, the Trustee and the Transferor each has caused this Assignment to be duly executed by their respective officers as of the day and year first written above.

                                  U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee



                                  By:
                                      Name:
                                      Title:



                                  METRIS RECEIVABLES, INC.,
                                           as Transferor



                                  By:
                                      Name:
                                      Title:



Agreed and acknowledged:

DIRECT MERCHANTS CREDIT CARD BANK,
         NATIONAL ASSOCIATION,
         as Servicer



By:
      Name:
      Title:




                                                                      Schedule 1

                        SCHEDULE OF SUPPLEMENTAL ACCOUNTS




                                                                      Schedule 2


                            Metris Receivables, Inc.
                               Metris Master Trust
                              Officer's Certificate

                  The undersigned, a duly authorized officer of Metris Receivables, Inc., a Delaware corporation (the "Transferor"), hereby certifies and acknowledges on behalf of the Transferor that to the best of his knowledge the following statements are true on , , (the "Addition Date"), and acknowledges on behalf of the Transferor that this Officer's Certificate will be relied upon by U.S. Bank National Association, as Trustee (the "Trustee") of the Metris Master Trust, in connection with the Trustee entering into Assignment No. ___ of Receivables in Supplemental Accounts, dated as of the Addition Date (the "Assignment"), by and between the Transferor and the Trustee, in connection with the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002, as heretofore supplemented and amended (the "Pooling and Servicing Agreement"). The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

On or prior to the Addition Date, the Transferor has delivered to the Trustee the Assignment, the Transferor has indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trustee by identifying such Supplemental Accounts in its master file maintained in its computer files with the designation portfolio ID 0001, and the Transferor has delivered to the Trustee an Account Schedule (as defined in the Pooling and Servicing Agreement). Such Account Schedule is hereby incorporated into and made a part of the Assignment and the Pooling and Servicing Agreement.

                  Each of the representations and warranties made by the Transferor in Paragraph 5 of the Assignment is true and correct in all material respect on the Addition Date.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.



                  IN WITNESS WHEREOF, I have hereunto set my hand this       ,
day of           ,       .


                                   METRIS RECEIVABLES, INC.


                                   By:
                                      Name:
                                      Title:







                                                                       EXHIBIT I



           FORM OF OPINION OF COUNSEL REGARDING SUPPLEMENTAL ACCOUNTS

                 PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL
                 TO BE DELIVERED PURSUANT TO SECTION 2.6(d)(vi)
                     OF THE POOLING AND SERVICING AGREEMENT

                  The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of the Transferor's counsel with respect to similar matters delivered on the Closing Date. Such counsel may rely as to factual matters on certificates of officers of the Transferor and the Servicer.

                  (i) The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of Delaware chartered banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Transferor, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (ii) The provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee, a valid security interest (as such term is defined in Section 1-201(37) of the Delaware UCC) in all of the Transferor's right, title and interest in that portion of the Receivables which constitutes accounts or payment intangibles under the Delaware UCC and proceeds thereof.

                  (iii) A Uniform Commercial Code financing statement having been filed in the appropriate recording offices, the security interest (as such term is defined in Section 1-201(37) of the Relevant UCC) in favor of the Trustee in the Receivables and proceeds thereof has been perfected, and under the Relevant UCC no other security interest of any other creditor of the Transferor will be equal or prior to the security interest of the Trustee in such Receivables and the proceeds thereof.



                                                                       EXHIBIT J



             FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

     REASSIGNMENT NO. __ OF RECEIVABLES IN REMOVED ACCOUNTS, dated as of ___________, by and between METRIS RECEIVABLES, INC. (the "Transferor") and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


WITNESSETH:

                  WHEREAS, the Transferor, the Trustee and Direct Merchants Credit Card Bank, National Association, as Servicer (the "Servicer"), are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to designate Removed Accounts, and the Transferor wishes to cause the Trustee to reconvey its right, title and interest in and to the Receivables of such Removed Accounts, whether existing on the Removal Cut-Off Date or thereafter created, to the Transferor pursuant to this Reassignment and the Pooling and Servicing Agreement; and

                  WHEREAS, the Trustee is willing to make such reconveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

                 1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement unless otherwise defined herein.

     "Removal Cut-Off Date" shall mean, with respect to the Removed Accounts, __________.


     "Removal Date" shall mean, with respect to the Removed Accounts,________.


    "Removed Accounts" shall mean the Removed Accounts, as defined in the Pooling and Servicing Agreement, that are designated hereby and listed on
Schedule 1 hereto.

                  2. Designation of Removed Accounts. The Transferor delivers herewith an Account Schedule containing a true and complete list of the Removed Accounts. Such Account Schedule is incorporated into and made part of this Reassignment, shall be Schedule 1 to this Reassignment and shall supplement
Schedule 1 to the Pooling and Servicing Agreement.

                  3.       Reconveyance of Receivables.

(e) The Trustee does hereby reconvey to the Transferor, without recourse, all of the Trustee's right, title and interest in, to and under, and the Trustee does hereby release its lien on and security interest in, (i) the Receivables existing in the Removed Accounts at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts, (ii) all monies and investments due or to become due with respect to all of the foregoing (including, without limitation, the right to any Finance Charge Receivables, any Collections and any Recoveries), and (iii) all proceeds of all of the foregoing.

(f) In connection with the foregoing reconveyance, the Trustee agrees to record and file one or more termination statements (and financing statements or amendments) as may be reasonably requested by the Transferor.

                  4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee on the Removal Date that:

                  (a) No selection procedure was used by the Transferor that is materially adverse to the interests of the Investor Securityholders in selecting the Removed Accounts.

                  (b) The removal of the Receivables in the Removed Accounts on the Removal Date will not, in the reasonable belief of the Transferor, cause, immediately or with the passage of time, a Pay Out Event to occur.

                  5. Ratification of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby ratified, and all references to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a reference to the Pooling and Servicing Agreement as supplemented and amended by this Reassignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  6. Counterparts. This Reassignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The undersigned hereby declare that it is their intention that this Reassignment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees
(a) that this Reassignment, entered into in accordance with the terms and conditions of the Pooling and Servicing Agreement, involves at least $100,000.00, and (b) that this Reassignment has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)
(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, Tenth Floor, Wilmington, New Castle County, Delaware 19801, as such agent.



            [The remainder of this page is left blank intentionally.]


                  IN WITNESS WHEREOF, the Trustee and the Transferor each has caused this Reassignment to be duly executed by their respective officers as of the day and year first written above.

                                          U.S. BANK NATIONAL ASSOCIATION,
                                                 as Trustee



                                          By:
                                             Name:
                                             Title:



                                          METRIS RECEIVABLES, INC.,
                                                 as Transferor



                                          By:
                                            Name:
                                            Title:



Agreed and acknowledged:

DIRECT MERCHANTS CREDIT CARD BANK,
         NATIONAL ASSOCIATION,
         as Servicer



By:
      Name:
      Title:




                                                                      Schedule 1

                          SCHEDULE OF REMOVED ACCOUNTS








                                TABLE OF CONTENTS
                                                                            Page
ARTICLE I      DEFINITIONS.....................................................1
Section 1.1.   Definitions.....................................................1
Section 1.2.   Other Definitional Provisions..................................19
ARTICLE II     CONVEYANCE OF RECEIVABLES; ISSUANCE OF SECURITIES..............21
Section 2.1.   Conveyance of Receivables......................................21
Section 2.2.   Acceptance by Trustee..........................................22
Section 2.3.   Representations and Warranties of the Transferor...............22
Section 2.4.   Representations and Warranties of the Transferor Relating to the
               Agreement and the Receivables..................................25
Section 2.5.   Covenants of the Transferor....................................29
Section 2.6.   Addition of Accounts...........................................30
Section 2.7.   Removal of Accounts............................................35
Section 2.8.   Discount Option................................................36
Section 2.9.   Covenants of the Transferor with Respect to the Purchase
               Agreement......................................................37
Section 2.10.  Receivables in Defaulted Accounts..............................37

ARTICLE III    ADMINISTRATION AND SERVICING OF RECEIVABLES....................39
Section 3.1.   Acceptance of Appointment and Other Matters Relating
               to the Servicer................................................39
Section 3.2.   Servicing Compensation.........................................40
Section 3.3.   Representations and Warranties of the Servicer.................41
Section 3.4.   Reports and Records for the Trustee............................43
Section 3.5.   Annual Servicer's Certificate..................................44
Section 3.6.   Annual Independent Accountants' Servicing Report...............45
Section 3.7.   Tax Treatment..................................................45
Section 3.8.   Adjustments....................................................45
Section 3.9.   Notices to DMCCB...............................................46

ARTICLE IV     RIGHTS OF SECURITYHOLDERS AND ALLOCATION AND APPLICATION
               OF COLLECTIONS.................................................47
Section 4.1.   Rights of Securityholders......................................47
Section 4.2.   Establishment of Accounts......................................47
Section 4.3.   Collections and Allocations....................................50

ARTICLE V      [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY
               SUPPLEMENT WITH RESPECT TO ANY SERIES].........................53

ARTICLE VI     THE SECURITIES.................................................54
Section 6.1.   The Securities.................................................54
Section 6.2.   Authentication of Securities...................................54
Section 6.3.   Registration of Transfer and Exchange of Securities............55
Section 6.4.   Mutilated, Destroyed, Lost or Stolen Securities................58
Section 6.5.   Persons Deemed Owners..........................................58
Section 6.6.   Appointment of Paying Agent....................................59
Section 6.7.   Access to List of Securityholders' Names and Addresses.........59
Section 6.8.   Authenticating Agent...........................................60
Section 6.9.   New Issuances..................................................61
Section 6.10.  Book-Entry Securities..........................................63
Section 6.11.  Notices to Clearing Agency.....................................64
Section 6.12.  Definitive Securities..........................................64
Section 6.13.  Global Security; Euro-Security Exchange Date...................65
Section 6.14.  Meetings of Securityholders....................................65

ARTICLE VII    OTHER MATTERS RELATING TO THE TRANSFEROR.......................66
Section 7.1.   Liability of the Transferor....................................66
Section 7.2.   Merger or Consolidation of, or Assumption of the Obligations of,
               the Transferor.................................................66
Section 7.3.   Limitation on Liability........................................67
Section 7.4.   Liabilities....................................................67
ARTICLE VIII   OTHER MATTERS RELATING TO THE SERVICER.........................69
Section 8.1.   Liability of the Servicer......................................69
Section 8.2.   Merger or Consolidation of, or Assumption of the Obligations of,
               the Servicer...................................................69
Section 8.3.   Limitation on Liability of the Servicer and Others.............69
Section 8.4.   Servicer Indemnification of the Transferor, the Trust
               and the Trustee................................................70
Section 8.5.   The Servicer Not to Resign.....................................71
Section 8.6.   Access to Certain Documentation and Information Regarding
               the Receivables................................................71
Section 8.7.   Delegation of Duties...........................................71

ARTICLE IX     PAY OUT EVENTS.................................................73
Section 9.1.   Pay Out Events.................................................73
Section 9.2.   Additional Rights Upon the Occurrence of Certain Events........73

ARTICLE X      SERVICER DEFAULTS..............................................76
Section 10.1.  Servicer Defaults..............................................76
Section 10.2.  Trustee to Act; Appointment of Successor.......................78
Section 10.3.  Notification to Securityholders................................79
Section 10.4.  Waiver of Past Defaults........................................80

ARTICLE XI     THE TRUSTEE....................................................81
Section 11.1.  Duties of Trustee..............................................81
Section 11.2.  Certain Matters Affecting the Trustee..........................82
Section 11.3.  Trustee Not Liable for Recitals in Securities..................84
Section 11.4.  [Reserved].....................................................84
Section 11.5.  The Servicer to Pay Trustee's Fees and Expenses................84
Section 11.6.  Eligibility Requirements for Trustee...........................85
Section 11.7.  Resignation or Removal of Trustee..............................85
Section 11.8.  Successor Trustee..............................................86
Section 11.9.  Merger or Consolidation of Trustee.............................86
Section 11.10. Appointment of Co-Trustee or Separate Trustee..................86
Section 11.11. Tax Returns....................................................87
Section 11.12. Trustee May Enforce Claims Without Possession of Securities....88
Section 11.13. Suits for Enforcement..........................................88
Section 11.14. Rights of Securityholders to Direct Trustee....................88
Section 11.15. Representations and Warranties of Trustee......................89
Section 11.16. Maintenance of Office or Agency................................89

ARTICLE XII    TERMINATION....................................................90
Section 12.1.  Termination of Trust...........................................90
Section 12.2.  Optional Termination...........................................91
Section 12.3.  Final Payment with Respect to any Series.......................92
Section 12.4.  Termination Rights of Holder of the Exchangeable Transferor
               Security.......................................................93

ARTICLE XIII   MISCELLANEOUS PROVISIONS.......................................94
Section 13.1.  Amendment......................................................94
Section 13.2.  Protection of Right, Title and Interest to Trust...............96
Section 13.3.  Limitation on Rights of Securityholders........................96
Section 13.4.  Governing Law..................................................97
Section 13.5.  Notices........................................................97
Section 13.6.  Severability of Provisions.....................................98
Section 13.7.  Assignment.....................................................98
Section 13.8.  Securities Non-Assessable and Fully Paid.......................98
Section 13.9.  Further Assurances.............................................98
Section 13.10. No Waiver; Cumulative Remedies.................................99
Section 13.11. Counterparts...................................................99
Section 13.12. Third-Party Beneficiaries......................................99
Section 13.13. Actions by Securityholders.....................................99
Section 13.14. Rule 144A Information.........................................100
Section 13.15. Merger and Integration........................................100
Section 13.16. Headings......................................................100
Section 13.17. Nonpetition Covenant..........................................100



An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.